Exhibit 2.1


                            ASSET PURCHASE AGREEMENT



                                 By and Between



                        SAN JACINTO SURGERY CENTER, LTD,
                                    as Seller



                                       and



                         SAN JACINTO METHODIST HOSPITAL,
                                    as Buyer









                            Dated as of March 1, 2006

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                                TABLE OF CONTENTS

                                                                            Page

I.   SALE OF ASSETS AND CERTAIN RELATED MATTERS................................1
     1.1    Sale and Transfer of the Assets....................................1
     1.2    Excluded Assets....................................................2
     1.3    Interpretation.....................................................2
     1.4    Definitions........................................................3

II.  FINANCIAL ARRANGEMENTS....................................................5
     2.1    Purchase Price.....................................................5
     2.2    Allocation of the Purchase Price...................................5
     2.3    Assumed Liabilities................................................6
     2.4    Excluded Liabilities...............................................6
     2.5    Proration..........................................................8
     2.6    Good Faith Deposit.................................................8

III. CLOSING...................................................................8
     3.1    The Closing........................................................8
     3.2    Actions of Seller at the Closing...................................8
     3.3    Actions of Buyer at the Closing...................................10

IV.  REPRESENTATIONS AND WARRANTIES OF SELLER.................................10
     4.1    Corporate Capacity................................................10
     4.2    Authorization of the Transaction..................................11
     4.3    Noncontravention..................................................11
     4.4    Binding Effect....................................................11
     4.5    Brokers and Finders Fees..........................................11
     4.6    No Subsidiaries/Beneficial Owner..................................11
     4.7    Financial Statements..............................................12
     4.8    Licenses and Permits..............................................12
     4.9    Medicare and Medicaid Participation/Accreditation.................13
     4.10   Agreements and Commitments........................................14
     4.11   Equipment.........................................................14
     4.12   Leased Premises...................................................14
     4.13   Other Property....................................................15
     4.14   Insurance.........................................................15
     4.15   Litigation or Proceedings.........................................16
     4.16   Taxes and Tax Status..............................................16
     4.17   Employee Relations................................................16
     4.18   Employee Benefit Plans............................................17
     4.19   Post-Balance Sheet Results........................................18
     4.20   Payments..........................................................19
     4.21   Certain Affiliate Transactions....................................19
     4.22   Environmental Matters.............................................19
     4.23   Computer Software, Etc............................................20
     4.24   Immigration Act...................................................21

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     4.25   Regulatory Compliance.............................................21
     4.26   HIPAA Compliance..................................................22
     4.27   Legal and Regulatory Compliance...................................22
     4.28   Inventory and Supplies............................................23
     4.29   Medical Staff Matters.............................................23
     4.30   CMS 855B Applications.............................................24
     4.31   Value of Accrued PTO..............................................24
     4.32   Full Disclosure...................................................24

V.   REPRESENTATIONS AND WARRANTIES OF BUYER..................................24
     5.1    Corporate Capacity................................................24
     5.2    Noncontravention..................................................24
     5.3    Binding Effect....................................................25
     5.4    Brokers and Finders Fees..........................................25

VI.  COVENANTS OF SELLER......................................................25
     6.1    Full Access.......................................................25
     6.2    Preservation of Operations........................................25
     6.3    Negative Covenants................................................26
     6.4    Notices and Consents..............................................27
     6.5    Additional Financial Information..................................27
     6.6    No-Shop Clause....................................................27
     6.7    Interim Operating Reporting.......................................28
     6.8    Closing Conditions................................................28
     6.9    Further Acts and Assurances.......................................28
     6.10   Supplemental Reporting Endorsement................................28
     6.11   Termination of Supplier Status....................................28

VII. COVENANTS OF BUYER.......................................................29
     7.1    Notices and Consents..............................................29
     7.2    Closing Conditions................................................29

VIII.CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER.............................29
     8.1    Representations and Warranties/Covenants..........................29
     8.2    Pre-Closing Confirmations.........................................29
     8.3    Action/Proceeding.................................................30
     8.4    Vesting/Recordation...............................................30
     8.5    Adverse Change....................................................30
     8.6    Extraordinary Liabilities/Obligations.............................30
     8.7    Consents..........................................................30
     8.8    Recent Agreements and Commitments.................................30
     8.9    Lease Agreement...................................................30
     8.10   Environmental Report..............................................30
     8.11   Release of Liens/Bills of Sales...................................30
     8.12   Closing Documents.................................................31
     8.13   Wages and Salaries................................................31
     8.14   Tail Insurance....................................................31


                                       ii
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     8.15   Non-Competition Agreements........................................31
     8.16   Minimum Annual Earnings of Seller.................................31

IX.  CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER............................31
     9.1    Representations and Warranties/Covenants..........................31
     9.2    Action/Proceeding.................................................31
     9.3    The Purchase Price/Closing Documents..............................31

X.   ADDITIONAL AGREEMENTS....................................................32
     10.1   Employees.........................................................32
     10.2   Termination Prior to Closing......................................32
     10.3   Cooperation on Tax Matters........................................33
     10.4   Misdirected Payments, Etc.........................................33
     10.5   Guarantees........................................................33
     10.6   Seller's Tax Returns..............................................34
     10.7   Tax and Medicare Advice/Reliance..................................34
     10.8   Press Releases....................................................34
     10.9   Non-Competition Agreement.........................................34
     10.10  Casualty..........................................................35
     10.11  Payment Direction.................................................36
     10.12  Collection Services...............................................36

XI.  INDEMNIFICATION..........................................................36
     11.1   Indemnification by Seller.........................................36
     11.2   Indemnification by Buyer..........................................37
     11.3   Notice and Procedure..............................................37
     11.4   Interest..........................................................40
     11.5   Right to Offset...................................................40
     11.6   Survival of Representations.......................................40

XII. GENERAL..................................................................41
     12.1   Schedules.........................................................41
     12.2   Consented Assignment..............................................41
     12.3   Consents, Approvals and Discretion................................41
     12.4   Expenses; Legal Fees and Costs....................................41
     12.5   Choice of Law.....................................................42
     12.6   Arbitration.......................................................42
     12.7   Benefit/Assignment................................................42
     12.8   Accounting Date...................................................43
     12.9   No Third Party Beneficiary........................................43
     12.10  Waiver of Breach..................................................43
     12.11  Notices...........................................................43
     12.12  Severability......................................................44
     12.13  Gender and Number.................................................44
     12.14  Divisions and Headings............................................44
     12.15  Time of Essence...................................................44
     12.16  Confidentiality...................................................44


                                      iii
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     12.17  Drafting 45
     12.18  Entire Agreement/Amendment........................................45




                                       iv
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                                LIST OF SCHEDULES

Schedule 1.2(vii)   Excluded Assets
Schedule 2.2        Purchase Price Allocation
Schedule 3.2.9      Capitalized Leases
Schedule 4.6.2      Beneficial Owners
Schedule 4.7        Financial Statements
Schedule 4.8        Licenses and Permits
Schedule 4.10       Contracts
Schedule 4.11       Equipment
Schedule 4.12       Leased Premises
Schedule 4.14       Insurance
Schedule 4.15       Litigation
Schedule 4.16.1     Taxes and Tax Status
Schedule 4.17.1     Seller Employees
Schedule 4.17.2     Employee Relations
Schedule 4.18.1     Employee Benefit Plans
Schedule 4.22.2     Environmental Matters
Schedule 4.23       Computer Software
Schedule 4.27       Legal and Regulatory Compliance
Schedule 4.29       Medical Staff Matters
Schedule 8.8        Recent Agreements and Commitments
Schedule 10.9.1     Seller Entities Signing Non-Competition Agreements


                                    EXHIBITS

Exhibit A      Escrow Agreement
Exhibit B      Form of Non-Competition Agreement
Exhibit C      Form of Guaranty
Exhibit D      Form of Methodist Guaranty

                            ASSET PURCHASE AGREEMENT


     THIS ASSET PURCHASE AGREEMENT (this "Agreement") is entered into as of the 1st day of March, 2006, by and between SAN JACINTO METHODIST HOSPITAL, a Texas non-profit corporation ("Buyer"), and SAN JACINTO SURGERY CENTER, LTD., a Texas limited partnership ("Seller"). Buyer and Seller are referred to collectively herein as the "parties" or singularly as a "party."

                              W I T N E S S E T H:

     WHEREAS, Seller owns and operates an ambulatory surgery center located at 1025 Birdsong, Baytown, Texas (the "Surgery Center"); and

     WHEREAS, Buyer desires to purchase from Seller substantially all of the assets of Seller or Seller's affiliates that are associated with or used in the operation of the Surgery Center in accordance with the terms and conditions of this Agreement.

     NOW, THEREFORE, for and in consideration of the mutual agreements, covenants, representations and warranties herein contained, and for other good and valuable consideration, the receipt and adequacy of which are forever acknowledged, the parties agree as follows:

                 I. SALE OF ASSETS AND CERTAIN RELATED MATTERS

     1.1 Sale and Transfer of the Assets. Upon the terms and subject to the conditions of this Agreement, Seller agrees to sell, convey, transfer, assign and deliver to Buyer, and Buyer agrees to purchase and accept from Seller at the Closing (as hereinafter defined), all assets, real, personal and mixed, tangible and intangible, other than the Excluded Assets (as hereinafter defined), owned, leased or used by Seller or any affiliate thereof and associated with or employed in the operation of the Surgery Center, including, without limitation, the following items (collectively, the "Assets"): (i) leasehold title to, or interest in, the real property described in Schedule 4.12 hereto, together with all improvements, buildings, and fixtures located thereon or therein (collectively, the "Leased Premises"); (ii) all major, minor or other equipment (whether movable or attached to the Leased Premises), all computer equipment and hardware, vehicles, furniture and furnishings, including, without limitation, the equipment listed on Schedule 4.11 hereto, together with any and all rights in and to all warranties of any manufacturer or vendor with respect thereto;
(iii) all inventory and supplies; (iv) current financial, patient, credentialing and personnel records (including, without limitation, all equipment records, medical/ administrative libraries, medical records, documents, catalogs, books, records, files and operating manuals); (v) the interest of Seller in all commitments, contracts, leases, and agreements outstanding in respect of the Surgery Center which are described in Schedule 4.10 hereto and specifically designated therein to be assumed by Buyer (collectively, the "Contracts"); (vi) to the extent assignable, all licenses and permits held by Seller relating to the ownership, development and operations of the Surgery Center that Buyer determines are necessary; (vii) all patents and patent applications and all logos, names, trade names, trademarks and service marks (or variations thereof) associated with the Surgery Center, including, without limitation, the name "San Jacinto Surgery Center" and all variants thereof; (viii) all computer software, programs and similar systems owned by or licensed to Seller or its affiliates or used in the operation of the Surgery Center; (ix) all insurance proceeds arising in connection with damage to the Assets occurring prior to the Closing; (x) Seller's goodwill in the Surgery Center; and (xi) Seller's interest in all property, real, personal and mixed, tangible and intangible, arising or acquired between the date hereof and Closing (other than the Excluded Assets). At Closing, Seller shall convey good and marketable title to the Assets and all parts thereof to Buyer free and clear of all liens, pledges, rights of first refusal, options, restrictions, encumbrances, liabilities, claims, assessments, security interests and defects in title.

     1.2 Excluded Assets. Notwithstanding anything herein to the contrary, the following assets that are associated with Seller's operation of the Surgery Center are not intended by the parties to be a part of the Assets that are being purchased by Buyer hereunder and shall be excluded from such purchase and the definition of Assets (collectively, the "Excluded Assets"): (i) restricted and unrestricted cash and cash equivalents, including, without limitation, investments in marketable securities, certificates of deposit and bank accounts;
(ii) temporary investments; (iii) accounts receivable; (iv) all notes receivable; (v) all intercompany accounts of Seller and any affiliate thereof;
(vi) all  commitments,  contracts,  leases and agreements that are not listed on
Schedule 4.10 or that are listed on Schedule 4.10 and that are designated therein as agreements that Buyer is not assuming, including, without limitation, any and all agreements, whether oral or written, between Seller and third party payers, including, without limitation, commercial managed care payers, under which Seller receives payment from such payers (collectively, the "Excluded Contracts"), (vii) Seller's Medicare and Medicaid supplier agreements and supplier numbers associated therewith; and (viii) such other assets as are set forth in Schedule 1.2(viii) hereto. All other assets owned, leased or used by Seller or its affiliates and associated with or employed in the operation of the Surgery Center, whether or not scheduled or described herein, are and shall be included in the Assets to be conveyed to Buyer pursuant to this Agreement.

     1.3 Interpretation. In this Agreement, unless the context otherwise requires:

        1.3.1 References to this Agreement are references to this Agreement and to the Schedules and Exhibits hereto;

        1.3.2 References to Articles and Sections are references to articles and sections of this Agreement;

        1.3.3 References to either party to this Agreement include references to the respective successors and permitted assigns of such parties;

        1.3.4 References to a judgment include references to any order, writ, injunction, decree, determination or award of any court or tribunal;

        1.3.5 References to a "Person" means any individual, corporation, body corporate, association, partnership, limited liability company, firm, joint venture, trust and governmental agency;

        1.3.6 The terms "hereof," "herein," "hereby" and derivative or similar words refer to this entire Agreement;

        1.3.7  References  to  any  document   (including  this  Agreement)  are
references to that document as amended, consolidated, supplemented, novated or replaced by the parties from time to time;

        1.3.8 References to any law are references to that law as of the Closing Date, unless clearly indicated otherwise, and shall also refer to all rules and regulations promulgated thereunder, unless the context requires otherwise;

        1.3.9 The word "including" means including, without limitation;

        1.3.10 Nothing in the Schedules shall be deemed adequate to disclose an exception to a representation or warranty herein unless the Schedule identifies the exception with reasonable particularity and describes the relevant facts in reasonable detail. Without limiting the generality of the foregoing, the mere listing (or inclusion of a copy) of a document or other item shall not be deemed adequate to disclose an exception to a representation or warranty made herein (unless the representation or warranty has to do with the existence of the document or other item itself);

        1.3.11 Each representation, warranty and covenant contained herein has independent significance. If any party hereto has breached any representation, warranty or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such party has not breached shall not detract from or mitigate the fact that the party is in breach of the first representation, warranty or covenant;

        1.3.12 References to time are references to Central Standard or Daylight time (as in effect on the applicable day) unless otherwise specified herein;

        1.3.13 The word "affiliate" means, as to the Person in question, any Person that directly or indirectly controls, is controlled by, or is under common control with, the Person in question and any successors or assigns of such Person; and

        1.3.14 The term "control" means possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person whether through ownership of voting securities, by contract or otherwise.

     1.4 Definitions. The terms listed below are defined elsewhere in this Agreement and, for ease of reference, the Section containing the definition of each such term set forth opposite such term.

     Term                                                                Section
     ----                                                                -------

     AAAHC.................................................................4.9.3
     affiliate............................................................1.3.13
     Agreement.................................................Opening Paragraph
     Assets..................................................................1.1
     Assumed Liabilities.....................................................2.3
     Balance Sheet Date....................................................4.7.1

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     Buyer.....................................................Opening Paragraph
     Buyer's Indemnified Persons............................................11.1
     CERCLA............................................................4.22.1(2)
     Claim Notice.........................................................11.3.6
     Closing.................................................................3.1
     Closing Date............................................................3.1
     CMS.....................................................................4.9
     COBRA coverage.......................................................10.1.3
     Code....................................................................2.2
     Commonly Controlled Entity...........................................4.18.2
     Confidentiality Agreement.............................................12.16
     Contracts...............................................................1.1
     control..............................................................1.3.14
     disposal...............................................4.22.1(2). 4.22.1(2)
     disposed..........................................................4.22.1(2)
     Effective Time..........................................................3.1
     Employee...............................................................10.5
     Employee Benefit Plan.....................................................0
     Environmental Condition...........................................4.22.1(4)
     Environmental Law.................................................4.22.1(1)
     ERISA.....................................................................0
     Escrow Agreement........................................................2.6
     Excluded Assets.........................................................1.2
     Excluded Contracts......................................................1.2
     Excluded Liabilities....................................................2.4
     Family Member........................................................4.21.1
     Financial Statements....................................................4.7
     GAAP....................................................................4.7
     General Partner.........................................................4.1
     Good Faith Deposit......................................................2.6
     Governmental Authority............................................4.22.1(3)
     Guaranty...............................................................10.5
     hazardous substance...............................................4.22.1(2)
     Hazardous Substances..............................................4.22.1(2)
     hereby................................................................1.3.6
     herein................................................................1.3.6
     hereof................................................................1.3.6
     HIPAA..................................................................4.26
     including.............................................................1.3.9
     Indemnified Party....................................................11.3.1
     Indemnifying Party.....................................................11.3
     Indemnity Notice.....................................................11.3.7
     Interested Person....................................................4.21.1
     Leased Premises........................................................4.12
     Losses.................................................................11.1
     Methodist Guaranty.....................................................10.5

     Notice Period........................................................11.3.1
     parties...................................................Opening Paragraph
     party.....................................................Opening Paragraph
     Permits.................................................................4.8
     Person................................................................1.3.5
     Programs................................................................4.9
     Purchase Price..........................................................2.1
     RCRA..............................................................4.22.1(2)
     Seller....................................................Opening Paragraph
     Seller Employee Benefit Plan.........................................10.1.2
     Seller Entities........................................................10.9
     Seller's Indemnified Persons...........................................11.2
     supplier................................................................4.9
     Surgery Center.....................................................Recitals
     tail end...............................................................6.10
     Tax..................................................................4.16.1
     Tax Returns..........................................................4.16.1
     Taxes................................................................4.16.1
     Third Party Claim....................................................11.3.1
     Value of Accrued PTO....................................................2.1

                           II. FINANCIAL ARRANGEMENTS

     2.1 Purchase Price. Subject to the terms and conditions hereof, in reliance upon the representations and warranties of Seller herein set forth and as consideration for the sale and purchase of the Assets as herein contemplated, Buyer agrees to pay Seller an amount equal to Five Million Five Hundred Thousand and No/100 Dollars ($5,500,000) (the "Purchase Price"). The Purchase Price shall be paid as follows: (i) One Million Four Hundred Forty Thousand and No/100 Dollars ($1,440,000), which includes One Hundred Thousand and No/100 ($100,000) of the Good Faith Deposit (as hereinafter defined), shall be paid at the Closing; (ii) Eight Hundred Twelve Thousand and No/100 Dollars ($812,000) shall be paid on the first, second, third, fourth and fifth anniversaries of the Closing. At least five (5) business days prior to the Closing Date, Seller shall deliver to Buyer a schedule that reflects sick leave benefits and accrued paid time off and accrued vacation benefits of Seller's employees as of the Closing Date. The amounts reflected in such schedule will be adjusted to eliminate any such obligations in respect of employees of Seller who are not hired by Buyer as of Closing (as adjusted, the "Value of Accrued PTO"). To the extent the Value of Accrued PTO exceeds Ten Thousand and No/100 Dollars ($10,000), the Purchase Price shall be reduced by the amount the Value of Accrued PTO exceeds Ten Thousand and No/100 Dollars ($10,000). The Purchase Price represents the fair market value of the Surgery Center as a going concern and the fair market value of the Non-Compete Agreements, all as determined by the Value Management Group, LLC, an independent third party appraiser, in its report dated January 13, 2006.

     2.2 Allocation of the Purchase Price. The Purchase Price shall be allocated among the various classes of Assets in accordance with and as provided by
Section 1060 of the Internal Revenue Code of 1986, as amended (the "Code"), as set forth in Schedule 2.2 hereto. The parties agree that any tax returns or other tax information they may file or cause to be filed with any governmental agency shall be prepared and filed consistently with such agreed upon allocation. In this regard, the parties agree that, to the extent required, they will each properly prepare and timely file a Form 8594 in accordance with
Section 1060 of the Code.

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     2.3 Assumed  Liabilities.  As of Closing,  Buyer shall  assume and agree to pay, perform and discharge in accordance with their respective terms the following liabilities of Seller in respect of the Surgery Center (collectively, the "Assumed Liabilities"): (i) the obligations of Seller under the Contracts (which shall include (a) that certain Anesthesia Services Agreement dated as of March 14, 1997, by and between Roger Rankin, M.D., and Seller; (b) that certain Equipment Lease Agreement dated as of May 6, 2003, by and between Smith and Nephew Capital and Seller; and (c) including, without limitation, that certain Lease Agreement, originally dated as of January 27, 1997 (the "Lease Agreement") by and between The Broadmoor at Chelsea Company, L.P. ("Landlord") and Seller arising subsequent to the Closing Date, as amended to the satisfaction of Buyer;
(ii) obligations and liabilities of Seller as of Closing in respect of accrued paid time off of employees of Seller or any affiliate thereof at the Surgery Center who are hired by Buyer, but only to the extent included in Value of Accrued PTO; (iii) obligations and liabilities of Seller as of Closing in respect of sick leave or extended illness bank for employees of Seller or any affiliate thereof at the Surgery Center who are hired by Buyer, but only to the extent included in the Value of Accrued PTO; and (iv) ad valorem and personal property or other taxes for the year in which the Closing occurs that are prorated as of Closing.

     2.4 Excluded  Liabilities.  Except as expressly provided to the contrary in
Section 2.3 hereof, Buyer shall not assume or be liable for and under no circumstance shall Buyer be obligated to pay or assume, and none of the Assets shall be or become liable for or subject to, any liability, whether fixed or contingent, recorded or unrecorded, known or unknown, currently existing or hereafter arising, including, without limitation, the following (collectively, the "Excluded Liabilities"):

        2.4.1 current liabilities or accounts payable, long-term liabilities and all indebtedness and obligations or guarantees of Seller;

2.4.2 liabilities or obligations arising under the terms of the Medicare, Medicaid, TRICARE, Blue Cross or other third party payor programs, including, without limitation, any retroactive denial of claims and civil monetary penalties;

        2.4.3 liabilities or obligations arising from or in respect of any claims alleging violations of the False Claims Act or qui tam actions (regardless of whether the federal government has intervened) alleging violations of federal law;

        2.4.4 any obligation or liability accruing, arising out of, or relating to any federal, state or local investigations of, or claims or actions against, Seller or any of its affiliates or employees, medical staff, agents, vendors or representatives with respect to acts or omissions occurring on or prior to the Closing Date;

        2.4.5 any federal, state or local tax liabilities or obligations, including, without limitation, any income tax, any franchise tax, any tax recapture, any sales and/or use tax, any real or personal property tax, any state and local recording fees and taxes that may arise upon the consummation of the transactions set forth herein, any FICA, FUTA or workers' compensation taxes and any and all other taxes or amounts due and payable as a result of the exercise by any of Seller's employees of such employees' right to vacation, sick leave and holiday benefits (except to the extent included in the Value of Accrued PTO);

        2.4.6 liability for any and all claims by or on behalf of employees, liabilities or obligations arising out of or associated with any Employee Benefit Plan (as hereinafter defined), liability of or for any EEOC claim, wage and hour claim, unemployment compensation claim or workers' compensation claim and liability for all employee wages and benefits, including, without limitation, accrued vacation, sick leave, holiday pay, severance pay and related taxes or other liability related thereto (except to the extent included in the Value of Accrued PTO);

        2.4.7 liabilities or obligations arising out of any breach of any contract, commitment or agreement;

        2.4.8 liabilities or obligations arising under the Excluded Contracts;

        2.4.9 liabilities arising from or related to any assignment of any Contract to Buyer;

        2.4.10 any liability arising out of or in connection with the operation of the Surgery Center prior to and including the Closing Date;

        2.4.11 any liability arising out of or in connection with claims for acts or omissions which allegedly occurred on or prior to the Closing Date, including, without limitation, all malpractice and general liability claims, whether or not same are disclosed in Schedule 4.15 hereto, pending, threatened, known or unknown;

        2.4.12 liabilities or obligations in respect of any credit balance accounts or to refund amounts previously collected to any patient, third party payor or the State of Texas;

        2.4.13   liabilities   arising  from  or  in  connection  with  (i)  any
administrative ruling or other order, stipulation or decree of any federal, state or local agency or (ii) the violation of any federal, state or local act, statute, rule or regulation, decree or ordinance, Medicare or Medicaid program integrity or compliance agreement either involving Seller or relating to or arising in connection with the use, operation, ownership or possession of any of the Surgery Center or the use, operation, ownership or possession of any of the Assets prior to and including the Closing Date;

        2.4.14 any violation of an Environmental Law (as hereinafter defined) with respect to the operation of the Surgery Center that occurred prior to Closing; and

        2.4.15 any debt, obligation, expense or liability arising out of or incurred as a result of any transaction in respect of the Surgery Center which occurred prior to Closing or for any violation by Seller of any law, regulation or ordinance at any time.

     2.5 Proration. Seller and Buyer shall prorate as of the Closing Date, any amounts which become due and payable after the Closing Date which are attributable to services received or taxes associated with the period prior to Closing and any amounts which were paid prior to the Closing Date which are attributable to services to be received or taxes associated with the period subsequent to Closing with respect to (i) the Contracts; (ii) ad valorem or personal property taxes on the Assets; (iii) rent due under the Lease Agreement; and (iv) all utilities servicing any of the Assets, including, without limitation, water, sewer, telephone, electricity and gas service.

     2.6 Good Faith Deposit. Buyer has previously deposited with Amegy Bank (the "Escrow Agent") a good faith deposit in the amount of One Hundred Thousand and No/100 Dollars ($100,000) (the "Good Faith Deposit"), which amount is being held by the Escrow Agent in accordance with that certain Escrow Agreement dated as of December 22, 2005, between and among Seller, Buyer and the Escrow Agent ("Escrow Agreement"), a copy of which is attached hereto as Exhibit A. Upon consummation of the transactions described herein, Seller and Buyer will instruct the Escrow Agent to disburse the Good Faith Deposit to Seller at Closing. If the transaction set forth in this Agreement is not consummated, Seller and Buyer will instruct the Escrow Agent to disburse the Good Faith Deposit to Seller, unless the transaction is not consummated due to the non-fulfillment of the conditions set forth in the following Sections of this Agreement: 8.1, 8.3, 8.5, 8.6, 8.9, 8.15, or 8.16, in which event Buyer shall have the right to instruct the Escrow Agent to disburse the Good Faith Deposit to Buyer.

                                  III. CLOSING

     3.1 The Closing. Subject to the satisfaction or waiver by the appropriate party of all of the conditions precedent to Closing specified in Articles VIII and IX hereof, the consummation of transactions contemplated by and described in this Agreement (the "Closing") shall take place at the offices of Vinson & Elkins L.L.P., 1001 Fannin Street, Houston, Texas, at 10:00 a.m. local time on February 28, 2006, or at such later date or at such other location as the parties may mutually designate in writing (the "Closing Date"). The Closing shall be effective as of 12:00:01 a.m. on the day after the Closing Date (the "Effective Time"). If the conditions precedent to the obligations of Buyer specified in Article VIII hereof have not been satisfied on or prior to February 28, 2006, the Closing Date shall be on the next business day after the last of all conditions precedent specified in Article VIII hereof have been satisfied, to be effective as of 12:00:01 a.m. on the following day; provided, however, that the Closing Date shall not be later than March 31, 2006.

     3.2 Actions of Seller at the Closing. At the Closing and unless otherwise waived in writing by Buyer, Seller shall deliver to Buyer the following:

        3.2.1 An Assignment and Assumption of Lease Agreement, fully executed by Seller, assigning Seller's Interest under the Lease Agreement to Buyer;

        3.2.2 An Amendment to the Lease Agreement, fully executed by the Landlord, amending, inter alia, the rental amount due under the Lease Agreement and providing Buyer with an option to purchase the Leased Premises;

        3.2.3 A Consent and Estoppel Certificate, in form and substance reasonably satisfactory to Buyer, fully executed by the Landlord, pursuant to which, inter alia, the Landlord consents to the assignment of the Lease Agreement to Buyer and Buyer's assumption of same;

        3.2.4 A Subordination and Non-Disturbance Agreement, in form and substance satisfactory to Buyer, fully executed by the Landlord's mortgagee;

        3.2.5 A Power of Attorney, fully executed by Seller, authorizing Buyer to utilize Seller's federal and state controlled substances permits;

        3.2.6 A Bill of Sale, fully executed by Seller, transferring good and marketable title to all tangible and intangible assets constituting the Assets, including, without limitation, any leasehold improvements;

        3.2.7 An Assignment of Contracts and Assumption of Liabilities, fully executed by Seller, assigning all right, title and interest of Seller in and to the Contracts to Buyer;

        3.2.8 A Non-Competition Agreement, fully executed by each of the equity holders of Seller (or, if appropriate, each individual who controls an equity holder of Seller), in substantially the form attached hereto as Exhibit B;

        3.2.9 Termination of security interests held by, and bills of sale from, the lessors under all capitalized leases to which Seller is a party (all of which capitalized leases are described in Schedule 3.2.9 hereof);

        3.2.10 Copies of the Certificate of Limited Partnership and Limited Partnership Agreement of Seller, certified as true and of full force as of the Closing Date by an appropriate officer of the General Partner (as hereinafter defined);

        3.2.11 Copies of resolutions duly adopted by the partners of Seller authorizing and approving Seller's performance of the transactions contemplated hereby and the execution, delivery and performance of this Agreement and the documents described herein to which it is a party, certified as true and of full force as of the Closing Date by an appropriate officer of the General Partner;

        3.2.12 Copies of resolutions duly adopted by the partners of Seller authorizing Seller's instructions to Buyer with respect to payment of the Purchase Price and in accordance with Section 10.11 herein, certified as true and of full force as of the Closing Date by an appropriate office of the General Partner;

        3.2.13 Certificates of incumbency for the respective officers of the General Partner executing this Agreement or executing and delivering documents or making certifications at Closing dated as of Closing;

        3.2.14 Certificates of existence and good standing of Seller and Orion HealthCorp, Inc., from the States of Texas and Delaware, each dated the most recent practical date prior to the Closing Date; and

        3.2.15 Such other instruments and documents as Buyer or Buyer's counsel reasonably deems necessary to effect the transactions contemplated hereby, including, without limitation, consents to assignment and estoppel certificates from such parties as Buyer may require.

     3.3 Actions of Buyer at the Closing. At the Closing and unless otherwise waived in writing by Seller, Buyer shall deliver to Seller the following:

        3.3.1 The portion of the Purchase Price specified in Section 2.1 above;

        3.3.2 An Assignment and Assumption of Lease Agreement, fully executed by Buyer, pursuant to which Buyer shall assume Seller's future obligations under the Lease Agreement;

        3.3.3 An Amendment to the Lease Agreement, fully executed by Buyer, amending, inter alia, the rental amount due under the Lease Agreement and providing Buyer with an option to purchase the Leased Premises;

        3.3.4 An Assignment of Contracts and Assumption of Liabilities, fully executed by Buyer, pursuant to which Buyer shall assume the Assumed Liabilities;

        3.3.5 Copies of resolutions duly adopted by the board of directors of Buyer authorizing and approving its performance of the transactions contemplated hereby and the execution, delivery and performance of this Agreement and the documents described herein to which it is a party, certified as true and of full force as of the Closing Date by an appropriate officer of Buyer;

        3.3.6 Certificates of incumbency for the respective officers of Buyer executing this Agreement or executing and delivering documents or making certifications at Closing dated as of Closing;

        3.3.7 Certificates of existence and good standing of Buyer from the State of Texas, each dated the most recent practical date prior to the Closing Date; and

        3.3.8 Such other instruments and documents as Seller or Seller's counsel reasonably deems necessary to effect the transactions contemplated hereby.

                  IV. REPRESENTATIONS AND WARRANTIES OF SELLER

     As of the date hereof and as of the Closing Date, Seller hereby represents and warrants to Buyer that the following facts and circumstances are and, except as contemplated hereby, at all times up to the Closing Date will be true and correct, and hereby acknowledges that such facts and circumstances constitute the basis upon which Buyer has been induced to enter into and perform its obligations under this Agreement:

     4.1 Corporate Capacity. Seller is a limited partnership duly organized and validly existing under the laws of the State of Texas. The general partner of Seller, Baytown SurgiCare, Inc. (the "General Partner"), is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas. Each of Seller and the General Partner is duly authorized, qualified and licensed under all applicable laws, regulations, ordinances and orders of governmental authorities having jurisdiction over the operations of the Surgery Center, to own its properties and conduct its business in the place and in the manner now conducted.

     4.2 Authorization of the Transaction. Seller has requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder, and to conduct its business as now being conducted.

     4.3 Noncontravention. The execution, delivery and performance of this Agreement by Seller and all other agreements referenced herein to which Seller is to become a party at Closing, and the consummation of the transactions contemplated hereby:

        4.3.1 are within the limited partnership power of Seller, do not contravene the terms of the Certificate of Limited Partnership or the Limited Partnership Agreement, as amended, of Seller and have been approved by all requisite partner action;

        4.3.2 do not require Seller to obtain any approval or consent of, or make any filing with, any governmental agency or authority bearing on the validity of this Agreement which is required by law or the regulations of any such agency or authority;

        4.3.3 will neither conflict with, nor result in any breach or contravention of, nor permit the acceleration of the maturity of the Assumed Liabilities, or the creation of any lien under, any commitment, contract, lease, indenture, agreement or understanding to which Seller is a party or by which Seller is bound;

        4.3.4 will not violate any statute, law, rule or regulation of any governmental authority to which Seller, the Surgery Center or the Assets may be subject; and

        4.3.5 will not violate any judgment of any court or governmental authority to which Seller or the Assets may be subject.

     4.4 Binding Effect. This Agreement and all other agreements to which Seller will become a party hereunder are and will constitute the valid and legally binding obligation of Seller and are and will be enforceable against Seller in accordance with the respective terms hereof and thereof, except as enforceability against Seller may be restricted, limited or delayed by applicable bankruptcy, insolvency or other laws affecting creditors' rights and debtors' relief generally and except as enforceability may be subject to general principles of equity.

     4.5 Brokers and Finders Fees. Seller has no liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement for which Buyer could become liable or obligated.

     4.6 No Subsidiaries/Beneficial Owner.

        4.6.1 Seller does not have any subsidiaries or any investment in any other entity.

        4.6.2 Set forth in Schedule 4.6.2 hereof is a list of the equity holders of Seller and a list of each individual who holds, directly or indirectly, any interest in each equity holder of Seller or the General Partner. There are no contracts, commitments, understandings or arrangements relating to the issuance, sale or transfer of any securities of Seller or any partner of Seller. There are no options, warrants, preemptive rights, calls, subscriptions, convertible securities or other rights agreements or commitments that obligate Seller or any partner of Seller to issue, transfer or sell any securities of any Seller or any partner of Seller.

     4.7 Financial Statements. Seller has delivered to Buyer copies of the following financial statements (and together with the financial statement described in Section 6.5 hereof, collectively, the "Financial Statements"), which Financial Statements are maintained on an accrual basis, copies of which are attached hereto as Schedule 4.7:

        4.7.1 Unaudited Balance Sheet dated as of December 31, 2005 (the "Balance Sheet Date");

        4.7.2 Unaudited Income Statement for the twelve (12) month period ended on the Balance Sheet Date;

        4.7.3 Statement of Cash Flows for the twelve (12) month period ended on the Balance Sheet Date; and

        4.7.4 Unaudited Balance Sheet and Income Statement for the fiscal year ended on December 31, 2004.

     The Financial Statements dated as of November 30, 2005, were delivered to Value Management Group, LLC, for use in its fair market value appraisal of the Surgery Center. The Financial Statements have been prepared in accordance with generally accepted accounting principles ("GAAP"), applied on a consistent basis throughout the periods indicated. The Financial Statements are true, complete and accurate. The Balance Sheets present fairly the financial condition of Seller as of the dates indicated thereon, and the Income Statements and Statements of Cash Flows present fairly the results of operations and cash flow of Seller for the periods indicated thereon. Since the Balance Sheet Date, there have occurred no material adverse changes in the financial condition, results of operations or business of Seller as reflected in such Financial Statements, other than changes in the ordinary and regular course of business that have not had any material adverse affect on the financial condition, results of operations or business of Seller.

     4.8 Licenses and Permits. Seller holds all licenses, permits and approvals (collectively, the "Permits") granted by any governmental entity that are necessary or required by law, including Environmental Laws (as hereinafter defined), for the ownership, use and operation of the Surgery Center, the business of the Surgery Center and the ownership or occupation of the Leased Premises. The Surgery Center is licensed by the Texas Department of State Health Services as an ambulatory surgical center and is authorized to operate four (4) surgical suites and two (2) procedure rooms by the Texas Department of State Health Services. The Surgery Center's pharmacies, laboratories and all other ancillary departments located at the Surgery Center or operated for the benefit of the Surgery Center which are required to be specially licensed are duly licensed by the appropriate licensing agencies. There are no provisions in, or agreements relating to, any of the Permits that would preclude or limit Seller from continuing to operate the Surgery Center as currently operated. Each of the Permits is in full force and effect and no event has occurred that constitutes, or that with the giving of notice or the passage of time or both would constitute, a default by Seller or, to the best of Seller's knowledge, any other Person under any of such Permits. All fees and other payments due and owing in connection with such Permits have been paid in full and in a timely manner so as to prevent any lapse or revocation thereof. Attached hereto as Schedule 4.8 is an accurate list and summary description of all Permits, all of which are now and as of Closing will be in good standing and not subject to meritorious challenge. Seller has no knowledge of any fire code violations in the Surgery Center. Seller has cured all deficiencies noted in the most recent state licensing report and the most recent fire marshal survey for the Surgery Center.

     4.9 Medicare and Medicaid Participation/Accreditation.

        4.9.1 Seller is eligible to receive payment under Titles XVIII and XIX of the Social Security Act and is a "supplier" under existing supplier agreements with the Medicare and Medicaid programs (the "Programs") through the applicable intermediaries. Seller is in compliance with the conditions of participation in the Programs, and Seller has received all approvals or qualifications necessary for capital reimbursement on the Assets. There is not pending, nor to the best of Seller's knowledge threatened, any proceeding or investigation under the Programs involving Seller or the Surgery Center. There are no claims, actions or appeals pending (and Seller has not filed any claims or reports that should result in any such claims, actions or appeals) before any commission, board or agency, including, without limitation, any fiscal intermediary or carrier or the Administrator of the Centers for Medicare & Medicaid Services ("CMS"), with respect to any state or federal Medicare or Medicaid claims filed on behalf of Seller on or before the date hereof. No validation review or program integrity review related to the Surgery Center, the operation thereof, or the consummation of the transactions contemplated herein, has been conducted by any commission, board or agency in connection with the Programs, and to the best of Seller's knowledge, no such reviews are scheduled, pending or threatened against or affecting the Surgery Center, or any of the Assets, or the consummation of the transactions contemplated hereby.

        4.9.2 All billing practices of Seller with all third party payors, including the Programs, the TRICARE program and private insurance companies, are and have been in material compliance with all applicable laws and/or billing guidelines of the Programs, the TRICARE program and all other third party payors. Seller has not knowingly billed or received any payment or reimbursement in excess of amounts allowed by law or contract.

        4.9.3 The Surgery Center is duly accredited, with no contingencies, by the American Association of Ambulatory Health Care ("AAAHC") for the three (3) year period ending on September 7, 2007. Seller has previously provided Buyer with true and correct copies of the most recent state licensure, Medicare, Medicaid, AAAHC or other accreditation survey reports and licensing reports and all plans of correction which Seller was required to submit in response to such survey and licensing reports. Seller has corrected any deficiencies noted therein.

     4.10 Agreements and Commitments. Attached hereto as Schedule 4.10 is a true and complete list of all commitments, contracts, leases and agreements, whether written or oral, that relate to or may affect the Surgery Center or the operation thereof, to which Seller is a party or by which Seller or the Assets are bound (including, without limitation, agreements with physicians or physician groups, agreements with health maintenance organizations, preferred provider organizations or other alternative delivery systems, joint venture or partnership agreements, employment agreements, contracts, tenant leases, equipment leases, equipment maintenance agreements, agreements with municipalities and labor organizations, loan agreements, bonds, mortgages, liens or other security agreements). Seller has delivered true and correct copies of all such commitments, contracts, leases and agreements to Buyer. Schedule 4.10:
(i) conspicuously identifies all such commitments, contracts, leases and agreements that contain a noncompetition covenant or an exclusive arrangement and a description of such covenant or arrangement; (ii) accurately identifies all parties to all such commitments, contracts, leases and agreements and, where applicable, specifies the relationship of each such party to Seller and the General Partner and each of their respective partners, directors, officers, or other affiliates; (iii) clearly describes all such commitments, contracts, leases and agreements that require consent to the assignment to and assumption by Buyer; and (iv) conspicuously identifies those commitments, contracts, leases and agreements that Buyer will assume and those that Buyer will not assume. The Contracts constitute valid and legally binding obligations of the parties thereto and are enforceable in accordance with their terms. All obligations required to be performed under the terms of the Contracts have been performed, no act or omission has occurred or failed to occur which, with the giving of notice, the lapse of time or both would constitute a default under or breach of any Contract and each of such Contracts is now, and will be upon and immediately after the Closing, in full force and effect without default or breach on the part of any party thereto. Seller has not received notice to the effect that, nor does Seller have any knowledge that, any party to any of the Contracts intends to cancel, terminate or amend any of the Contracts or to exercise or not exercise any outstanding options under any of the Contracts.

     4.11 Equipment. Attached as Schedule 4.11 hereto is a depreciation schedule as of the Balance Sheet Date, which lists all the equipment associated with, or constituting any part of, the Surgery Center. Such equipment constitutes all equipment necessary for Seller to operate the Surgery Center in the manner currently operated. Since the Balance Sheet Date, Seller has not sold or otherwise disposed of any item of equipment having a replacement cost in excess of $500.00 associated with, or constituting any part of, the Surgery Center except in the ordinary course of business with comparable replacement. All of the equipment, whether reflected in the Financial Statements or otherwise, is well maintained and in good operating condition, except for reasonable wear and tear, has been operated and maintained in the ordinary course of business consistent with manufacturers' warranties and prudent industry standards and is in suitable and adequate condition for use consistent with past practices and prudent industry standards. Seller holds good and marketable title to the equipment listed on Schedule 4.11 and all of such equipment is, or as of Closing will be, free and clear of any lien or security interest or other encumbrance. No Person other than Seller owns any equipment or other tangible assets situated on the Leased Premises except for items leased to Seller and disclosed in
Schedule 4.10.

     4.12 Leased Premises. Attached hereto as Schedule 4.12 is a true and complete copy of the Lease Agreement. Except as provided in Schedule 4.12, the Lease Agreement has not been amended or modified. The Lease Agreement constitutes a valid and legally binding obligation of Seller (and to Seller's knowledge, the Landlord) and is enforceable against Seller (and to Seller's knowledge, the Landlord) in accordance with its terms. All obligations required to be performed by Seller, and to Seller's knowledge, the Landlord, under the Lease Agreement, have been performed in all material respects, and to Seller's knowledge, no act or omission has occurred or failed to occur which, with the giving of notice, the lapse of time or both would constitute a default under or breach of the Lease Agreement. The Lease Agreement is in full force and effect without default or breach on the part of the Seller, or to Seller's knowledge, the Landlord. Attached hereto as Schedule 4.12 is a description of the building and premises that Seller occupies under the Existing Lease Agreement. Except as provided in Schedule 4.12, all leasehold improvements and build-out of the Leased Premises have been made and are in compliance with all applicable law, including, without limitation, the Americans with Disabilities Act of 1990, as amended, and all rules and regulations promulgated thereunder. There are no claims outstanding with respect to the labor or materials furnished with respect to any such improvements. The build-out of the Leased Premises, and the manner in which the equipment is housed within the Leased Premises, satisfies the technical specifications required or suggested by the manufacturer of any equipment located within the Surgery Center that are necessary for such equipment to perform the functions for which it is intended, at the levels, capacity and technical efficiency and competency for which it is designed, without distortion or ambiguity. The Leased Premises are in good condition and working order, and adequate for the continuation of operations of the Surgery Center as presently conducted therein.

     4.13 Other Property. Seller owns and holds good and marketable title to all tangible assets, personal or mixed and valid title to all intangible assets associated with or employed in the operation of the Surgery Center or located on the Leased Premises, and at Closing, Seller will convey to Buyer good and marketable title to the Assets, subject to no mortgage, lien, pledge, security interest, conditional sales agreement, right of first refusal, option, restriction, liability, encumbrance, charge or defect, except for taxes not yet due and payable.

     4.14 Insurance. Schedule 4.14 sets forth a true and complete list of all insurance policies or self-insurance funds of any nature whatsoever maintained by Seller as of the date hereof covering the ownership and operation of the Surgery Center, which Schedule reflects the policy numbers, terms, identity of insurers, amounts and coverage. All of such policies are now and will be until Closing in full force and effect on a claims made basis with no premium arrearages. Except as set forth in Schedule 4.14, there is not outstanding any requirement or recommendation by any insurance company that issued any such policy or by any Board of Fire Underwriters or other similar body exercising similar functions or by any governmental authority exercising similar functions that requires or recommends any repairs or other work to be done or with respect to the Surgery Center. Seller has given to its insurer in a timely manner all notices required to be given under its insurance policies with respect to all claims and actions covered by insurance, and no insurer has denied coverage of any such claims or actions or reserved its rights in respect of or rejected any with such claims. Except as set forth in Schedule 4.14, Seller has not as of the date hereof (i) received any notice or other communication from any such insurance company canceling or materially amending any of said insurance policies, and no such cancellation or amendment is threatened, or (ii) failed to give any required notice or present any claim that is still outstanding under any of said policies.

     4.15 Litigation or Proceedings. Attached hereto as Schedule 4.15 is an accurate list of all litigation or proceedings relating to or involving the Surgery Center or to which Seller is a party. Except to the extent set forth in
Schedule  4.15  hereto,  there are no claims,  actions,  suits,  proceedings  or investigations pending or affecting or, to the best of Seller's knowledge, threatened against, Seller or the Surgery Center, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality wherever located. No event has occurred or circumstance exists that would reasonably be expected to give rise to or serve as the basis for the commencement of any action, suit or proceeding against Seller or the Surgery Center. Seller has not received any notice that Seller or any partner of Seller or any individual who holds a direct or indirect equity interest in a partner of Seller is the target of any investigation or proceeding by any federal, state or local governmental authority. To the knowledge of Seller no such investigation or proceeding is pending or threatened.

     4.16 Taxes and Tax Status.

        4.16.1 Seller has within the time and in the manner prescribed by law, filed or properly requested extensions for all federal, state and local tax and other information returns and reports ("Tax Returns") required to be filed by it and has collected and remitted all payroll taxes required by federal and state law, and, if required, has paid in full or made adequate provisions for the payment of all taxes (including, without limitation, income, franchise, sales and use, excise, severance, property, gross receipts and payroll taxes, together with any interest, penalties, assessments or deficiencies, hereinafter referred to collectively as "Taxes" or singularly as a "Tax"), for all periods ending on or before the date hereof and on or before the Closing Date. All such Tax Returns are and will be true, correct and complete in all material respects and in compliance in all material respects with the laws, rules and regulations applicable to such Tax Returns. Except as disclosed in Schedule 4.16.1 hereto, Seller is not a party to, or as of the Closing Date will not be a party to, any action or proceeding by a government authority for the assessment or collection of Taxes that may adversely affect the Surgery Center or affect future rights in or use of the Surgery Center, and no such claim against Seller for additional Taxes, penalties or interest is or, as of the Closing Date will be, pending or threatened.

        4.16.2 Seller has provided Buyer with copies of Seller's federal and state income Tax Returns and information statements for each of the three (3) fiscal years ended December 31, 2002, 2003 and 2004.

        4.16.3 There are no state or local Taxes on real or personal property due and payable with respect to Assets.

     4.17 Employee Relations.

        4.17.1 Schedule 4.17.1 attached to this Agreement contains a current, correct and complete list of the names and current hourly wage, monthly salary and other compensation of all employees who provide services in respect of the Surgery Center, together with a summary (containing estimates to the extent necessary) of each individual's existing bonuses, additional compensation and other benefits (whether current or deferred), if any, accrued, paid or payable to each such person for services rendered or to be rendered through the fiscal period ending January 31, 2006. Except as set forth in Schedule 4.17.1, all of Seller's employees are "at will" employees. Except as set forth in Schedule 4.17.1, Seller is not a party to any written: (i) employment agreement; or (ii) agreement that contains any severance or termination pay obligations, with any employee. Seller has delivered true and correct copies (or, if not written, accurate descriptions of the parties and terms) of such employment agreements to Buyer prior to the Closing.

        4.17.2 The employee relations of Seller are good and there is no pending or, to the best of Seller's knowledge, threatened employee strike, work stoppage or labor dispute. No union representation question exists respecting any employees of Seller, no collective bargaining agreement exists or is currently being negotiated by Seller, no demand has been made for recognition by a labor organization by or with respect to any employees of Seller and to the best of Seller's knowledge, no union organizing activities by or with respect to any employees of Seller are taking place, and none of the employees of Seller is represented by any labor union or organization. There is no unfair practice claim against Seller before the National Labor Relations Board. Seller is in compliance with all federal and state laws respecting employment and employment practices, terms and conditions of employment, wages and hours. Seller is not engaged in any unfair labor practices. Except as set forth in Schedule 4.17.2 hereto, there are no pending or, to the best of Seller's knowledge, threatened EEOC claims, wage and hour claims, unemployment compensation claims, workers' compensation claims or the like.

     4.18 Employee Benefit Plans.

        4.18.1 For purposes of this Agreement, "Employee Benefit Plan" shall mean (i) each employee benefit plan within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), including, without limitation, any such employee benefit plan that is exempt from some or all of the provisions of ERISA; and (ii) each (a) personnel policy,
(b) stock option plan, (c) collective bargaining agreement, (d) bonus plan or arrangement, (e) workers' compensation arrangement, (f) incentive award plan or arrangement, (g) vacation policy, (h) severance pay plan, policy, or agreement,
(i) deferred compensation agreement or arrangement, (j) executive compensation or supplemental income arrangement, (k) consulting agreement, (l) employment agreement and (m) other employee benefit plan, agreement, arrangement, program, practice or understanding, that is sponsored, maintained, agreed to, or contributed to by Seller or any Commonly Controlled Entity (as hereinafter defined) for the benefit of the employees, former employees, independent contractors, or agents of Seller or any Commonly Controlled Entity or has been so sponsored, maintained, agreed to, or contributed to at any time within six
(6) years prior to Closing. Schedule 4.18.1 provides a list of each current Employee Benefit Plan.

        4.18.2 Neither Seller, the General Partner nor any corporation, trade, business or entity under common control with Seller or the General Partner within the meaning of Section 414(b), (c), (m) or (o) of the Code or Section 4001 of ERISA (a "Commonly Controlled Entity") contributes to or has an obligation to contribute to, nor has Seller, the General Partner or any Commonly Controlled Entity at any time within six (6) years prior to the Closing Date contributed to or had an obligation to contribute to, either (i) a multi-employer plan within the meaning of Section 3(37) of ERISA, (ii) any plan subject to Title IV of ERISA or (iii) any defined benefit pension plan.

        4.18.3 All obligations, whether arising by operation of law or by contract, required to be performed with respect to the Employee Benefit Plans have been timely performed, and there have been no defaults, omissions, or violations by any party with respect to the Employee Benefit Plans, and each Employee Benefit Plan has been administered in compliance with its governing documents and all applicable law.

     4.19 Post-Balance Sheet Results. Since the Balance Sheet Date, there has not been:

        4.19.1 Any material adverse change in the financial condition, assets, liabilities (contingent or otherwise), working capital reserves, income or business of Seller or the Surgery Center;

        4.19.2 Any damage, destruction or loss (whether or not covered by insurance) affecting the Surgery Center;

        4.19.3 Any increase in the compensation payable or to become payable by Seller to any of its employees or agents, or any bonus payment or arrangement made to or with any employees or agents, except in the ordinary and regular course of the business of Seller in accordance with existing personnel policies;

        4.19.4 Any labor dispute, law or regulation or any event or condition of any character adversely affecting the business of Seller;

        4.19.5 Any sale, assignment, transfer or disposition of any of the Assets having a value in excess of $500.00, except in the ordinary and regular course of the business of Seller with comparable replacement thereof;

        4.19.6 Any capital expenditures made having a value in excess of $500.00, except in the ordinary and regular course of the business of Seller;

        4.19.7 The incurrence of any liability or obligation of any nature (whether absolute, accrued, contingent or otherwise), except in the ordinary and regular course of the business of Seller;

        4.19.8 The payment, discharge or satisfaction of any liability or obligation (whether absolute, accrued, contingent or otherwise), other than by payment, discharge or satisfaction in the ordinary and regular course of the business of Seller;

        4.19.9 The imposition of any mortgage, pledge, lien, security interest, encumbrance or restriction on the Assets;

        4.19.10 The cancellation or waiver of any rights in respect of the Assets, except in the ordinary and regular course of the business of Seller;

        4.19.11 Any change in any method of accounting or accounting practice;

        4.19.12 Other than compensation paid in the ordinary and regular course of employment, the payment of any amount to, or the payment of any amount on behalf of, or the sale of any Assets to, or the entering into of any agreement or arrangement with, any Interested Person (as hereinafter defined) or Family Member (as hereinafter defined);

        4.19.13 Any incurring or assumption of indebtedness by Seller for borrowed money, any guarantee of Seller, directly or indirectly, of indebtedness or others, except in the ordinary and regular course of the business of Seller;

        4.19.14 Payment of any amount to any federal, state or local government or authority or any other third party for any claim, obligation, liability, loss, damage or expenses, of whatever kind or nature, incurred or imposed or based upon any provision of federal, state or local law or regulations or common law pertaining to environmental protection; or

        4.19.15 The initiation or prosecution of any transaction by Seller outside the ordinary and regular course of business that may cause a liability or obligation in excess of $5,000.00.

     4.20 Payments. Neither Seller, the General Partner nor anyone acting on behalf of any of them, has, directly or indirectly, paid or delivered or agreed to pay or deliver any fee, commission or other sum of money or item of property, however characterized, to any Person, government official or other party that is in any manner related to the businesses of the Surgery Center that is illegal or improper under any federal, state or local law.

     4.21 Certain Affiliate  Transactions.  Except as conspicuously disclosed in
Schedule 4.10 hereto, Seller represents and warrants the following:

        4.21.1 No partner, officer, director, member or employee or other affiliates of either Seller, any partner of Seller, any equity holder of a partner of Seller ("Interested Person") and no member of the immediate family of an Interested Person ("Family Member"), directly or indirectly: (i) owns any interest in any corporation, partnership, proprietorship or other entity that sells to or purchases from Seller or the Surgery Center products or services;
(ii) has any cause of action or claim whatsoever against Seller or the Surgery Center; or (iii) holds a beneficial interest in any contract or agreement relating to the Surgery Center to which Seller is a party or by which Seller may be bound;

        4.21.2 Seller is not indebted, either directly or indirectly, to any Interested Person or Family Member in any amount whatsoever relating to the Surgery Center, other than current obligations for payments of salaries, bonuses and other fringe benefits for past services rendered; and

        4.21.3 No Interested Person or Family Member is indebted to Seller.

     4.22 Environmental Matters

        4.22.1 For purposes of this Agreement, the terms listed below shall have the following meanings:

          (1) "Environmental Law" shall mean any and all laws, statutes, ordinances, rules, regulations, orders or determinations of any Governmental Authority pertaining to health or the environment, whether now in existence or hereafter enacted and in effect at the time of Closing.

          (2) "Hazardous Substances" has the meaning specified in the federal Comprehensive Environmental Response, Compensation, and Liability Act ("CERCLA") and shall include, without limitation, infectious waste material, medical waste, human tissue, syringes, needles and any materials contaminated with bodily fluids of any type, character or nature, and the term "disposal" (or "disposed") has the meaning specified in the federal Resource Conservation Recovery Act ("RCRA"); provided, however, that to the extent the applicable laws, ordinances, rules, regulations or common law of the State of Texas establish a meaning for "hazardous substance," or "disposal" that is broader than that specified in either CERCLA or RCRA, such broader meaning shall apply.

          (3) "Governmental Authority" includes the United States, the state, county, city and political subdivisions in which the Surgery Center is located or that exercise jurisdiction over the Surgery Center, and any agency, court, department, commission, board, bureau or instrumentality of any of them that exercises jurisdiction over the Surgery Center.

          (4) "Environmental Condition" shall mean any violation of any Environmental Law relating to the transportation, storage, use, handling, or disposal of Hazardous Substances by or in connection with the operation of the Surgery Center.

        4.22.2 Except as disclosed in Schedule 4.22.2 hereto, Seller represents and warrants the following:

          (1) The operations of the Surgery Center are and have been in compliance in all material respects with applicable Environmental Law;

          (2) Neither Seller nor the Surgery Center is subject to any existing, pending, or to the best of Seller's knowledge, threatened action, suit, investigation, inquiry or proceeding by or before any Governmental Authority under any Environmental Law;

          (3) All notices, permits, licenses or similar authorizations, if any, required to be obtained or filed by Seller under any Environmental Law in connection with the operations of the Surgery Center, including, without limitation, those relating to the transportation, storage, use, handling, or disposal of a Hazardous Substance, have been duly obtained or filed and Seller is in compliance in all material respects with the terms and conditions of all such notices, permits, licenses and similar authorizations; and

          (4) Seller has not: (a) entered into or been subject to any consent decree, compliance order or administrative order with respect to the operation of the Surgery Center; or (b) received any request for information, notice, demand letter, administrative inquiry or formal or informal complaint or claim or suit with respect to any Environmental Condition relating to operation of the Surgery Center; and Seller has no reason to believe that any of the above will be forthcoming.

     4.23 Computer Software, Etc. Seller has the right to use, free and clear of any royalty or other payment obligations, claims of infringement or other liens, all computer software, programs and similar systems owned by or licensed to Seller or used in the conduct of the business of the Surgery Center, including, without limitation, those intellectual properties and computer software, programs and similar systems disclosed in Schedule 4.23 hereto; and Seller is not in conflict with or in violation or infringement of, nor has Seller received any notice of any conflict with or violation or infringement of or any claims of conflict with, any asserted rights of any other Person with respect to any intellectual property or any computer software, programs or similar systems, including, without limitation, any of such items disclosed in Schedule 4.23, and to the best of Seller's knowledge, no other Person is in conflict with or in violation or infringement of any such items of intellectual property or computer software, programs or similar systems.

     4.24 Immigration Act. Seller is in compliance with the terms and provisions of the Immigration Act in all material respects. For each employee (as defined in 8 C.F.R. 274a.1(f)) of Seller for whom compliance with the Immigration Act by Seller is required, Seller has obtained and retained a complete and true copy of each such employee's Form I9 (Employment Eligibility Verification Form) and all other records or documents prepared, procured or retained by Seller pursuant to the Immigration Act. Seller has not been cited, fined, served with a Notice of Intent to Fine or with a Cease and Desist Order, nor, to the best of Seller's knowledge, has any action or administrative proceeding been initiated or threatened against Seller, by reasons of any actual or alleged failure to comply with the Immigration Act.

     4.25 Regulatory Compliance.

        4.25.1 Seller has no notice that (i) any Person providing services under the Contracts or (ii) any employee or contractor, in either case of (i) or (ii), is charged with or has been convicted of a criminal offense related to the Medicare, Medicaid or TRICARE programs, or the provision of health care items or services but has not yet been excluded, debarred or otherwise declared ineligible to participate in such programs or is proposed for exclusion therefrom. To Seller's knowledge, neither Seller, nor any equity holder of Seller, nor any of their respective directors, officers or employees is (x) currently excluded, debarred or otherwise ineligible to participate in the Medicare, Medicaid or TRICARE programs; (y) convicted of a criminal offense related to the provision of health care items or services but has not yet been excluded, debarred or otherwise declared ineligible to participate in the Medicare, Medicaid or TRICARE programs; or (z) to the knowledge of Seller, under investigation by, or otherwise aware of any circumstances that may result in Seller being excluded from participation in, the Medicare, Medicaid or TRICARE programs. Seller is not aware of any potential violations of any criminal, civil or administrative statute or regulation applicable to the Medicare, Medicaid or TRICARE programs for which criminal penalties, civil monetary penalties or exclusion may be authorized.

        4.25.2 Seller (i) is not a party to a corporate integrity agreement with the Office of the Inspector General of the Department of Health and Human Services, (ii) does not have reporting obligations pursuant to any settlement agreement entered into with any governmental authority, (iii) to the knowledge of Seller, has not been the subject of any government payor program investigation conducted by any governmental authority, (iv) has not been a defendant in any qui tam/False Claims Act litigation, (v) has not been served with or received any search warrant, subpoena, civil investigation demand, contact letter, or, to the knowledge of Seller, telephone or personal contact by or from any federal or state enforcement agency, and (vi) has not received any complaints from employees, independent contractors, vendors, physicians, or any other Person that would indicate, after due inquiry by Seller, that Seller has violated any law.

     4.26 HIPAA Compliance. Seller (i) has undertaken all necessary surveys, audits, inventories, reviews, analyses and/or assessments (including any necessary risk assessments) of all areas of its business and operations required by Title II, Subtitle F, of the federal Health Insurance Portability and Accountability Act of 1996 (Pub. Law 104-191) ("HIPAA"), and (ii) is in compliance in all material respects with HIPAA and all rules and regulations promulgated thereunder, including the electronic data interchange regulations, the health care privacy regulations and the healthcare security regulations.

     4.27 Legal and Regulatory Compliance.

        4.27.1 Except as previously disclosed to Buyer in writing and as set forth in Schedule 4.27 hereto, Seller and the operations of Surgery Center are in compliance in all material respects with all applicable laws of federal, state and local authorities, including, without limitation, 42 U.S.C.
ss.1320a-7b, and all applicable rules, regulations and requirements of all federal, state and local commissions, boards, bureaus and agencies having jurisdiction over the Surgery Center and of the operations thereof, including, without limitation, the Internal Revenue Service, the Department of Health and Human Services and the Texas Department of State Health Services; and Seller has timely filed all reports, data and other information required to be filed on behalf of the Surgery Center with such commissions, boards, bureaus and agencies. Except as previously disclosed to Buyer in writing and as set forth in
Schedule 4.27 hereto, neither Seller nor any affiliate thereof has, with respect to the operation of the Surgery Center, received written notice of, and to the best of Seller's knowledge, Seller is not under investigation with respect to, any violation or alleged violation of, or any obligation to take remedial action under, any applicable (i) law, statute, ordinance, rule, regulation, policy or guideline promulgated, (ii) license or certificate issued or (iii) order, judgment or decree entered, by any federal, state or local court or governmental authority relating to Seller or the operations of the Surgery Center.

        4.27.2 To the best of its knowledge, except to the extent permitted by applicable law, none of (i) Seller, (ii) any equity holder of Seller, (iii) any director, officer or employee of Seller or any equity holder of Seller, or (iv) any agent acting on behalf of or for the benefit of any of the foregoing, has knowingly directly or indirectly (A) offered, paid or received any remuneration, in cash or in kind, to or from, or made any financial arrangements with, any past, present or potential customers, suppliers, patients, physicians, contractors, third party payors or any other Person in exchange for business or payments from such Person, (B) given or agreed to give, received or agreed to receive, or is aware that there has been made or that there is any agreement to make, any gift or gratuitous payment of any kind, nature or description (whether in money, property or services) to any past, present or potential customers, suppliers, physicians, contractors, third party payors or any other Person in exchange for business or payments from such Person, (C) made or agreed to make, or is aware that there has been made or that there is any agreement to make, any contribution, payment or gift of funds or property to, or for the private use of, any governmental official, employee or agent, (D) established or maintained any unrecorded fund or asset for any improper purpose or made any misleading, false, or artificial entries on any of its books or records for any reason, (E) made, or agreed to make, or is aware that there has been made or that there is any agreement to make, any improper payment to any Person; (F) made any payment for or agreed to make any payment for any goods, services, or property in excess of fair market value; (G) made or caused to be made a false statement or representation of a material fact in any application for any benefit or payment;
(H) made or caused to be made any false statement or representation of a material fact for use in determining rights to any benefit or payment; (I) presented or caused to be presented a claim for reimbursement for services under the Programs or other healthcare programs that is for an item or service that is known or should be known to be: (i) not provided as claimed, (ii) not provided in accordance with applicable Law, or (iii) false or fraudulent; (J) failed to disclose knowledge by a claimant of the occurrence of any event affecting the initial or continued right to any benefit or payment; (K) offered, paid, solicited, or received any remuneration (including any kickback, bribe or rebate), overtly or covertly, in cash or in kind: (i) in return for referring an individual to a Person for the furnishing or arranging for the furnishing of any item or service for which payment may be made in whole or in part by the Programs or other healthcare programs or (ii) in return for purchasing, leasing or ordering any good, facility, service, or item for which payment may be made in whole or in part by the Programs or other healthcare programs; (L) made or caused to be made or induced or sought to induce the making of any false statement or representation (or omitted to state a material fact required to be stated therein) in order that the Surgery Center may qualify for Program or other healthcare program certification; or (M) sought payment for any Program service, money or other consideration in excess of the rates established by law.

        4.27.3 To the best of its knowledge, except as permitted by applicable law, none of (i) Seller, (ii) any partner of Seller, any equity holder of a partner of Seller or (iii) any director, officer, employee or agent of Seller, any partner of Seller or any equity holder of a partner of Seller is a party to any contract, lease agreement or other arrangement (including but not limited to any joint venture or consulting agreement) related to Seller with any physician, physical or occupation therapist, health care facility, hospital, nursing facility, home health agency or other Person who is in a position to make or influence referrals to or otherwise generate business for Seller, to provide services, lease space, lease equipment or engage in any other venture or activity.

     4.28 Inventory and Supplies. All the inventory and supplies constituting any part of the Assets are of a quality and quantity usable and salable in the ordinary course of business of the Surgery Center. Inventory and supplies are carried at the lower of cost or market on a first in, first out basis and are properly stated in the Financial Statements. The Surgery Center's inventory level is and at Closing will be maintained at normal levels for a surgery center of comparable size and utilization.

     4.29 Medical Staff Matters. Seller has heretofore delivered to Buyer correct and complete copies of the bylaws and rules and regulations of the medical staff of the Surgery Center. With regard to the medical staff of the Surgery Center and except as set forth on Schedule 4.29 hereto, there are no pending or, to the best of Seller's knowledge, threatened disputes with applicants, staff members or allied health professional and all appeal periods in respect of any medical staff member or applicant against whom an adverse action has been taken have expired. Seller has provided Buyer with a written description of all adverse actions taken against medical staff members or applicants which could result in claims or actions against Seller.

     4.30 CMS 855B Applications. The information provided by Seller and its partners and the equity owners, directors and officers of its partners for inclusion in the CMS 855B applications, including the attachments and exhibits thereto, is true and correct in all material respects and does not omit any material fact or statement.

     4.31 Value of Accrued PTO. The Value of Accrued PTO as of the Closing Date shall not exceed Ten Thousand and No/100 Dollars ($10,000). If the Value of Accrued PTO does exceed Ten Thousand and No/100 Dollars ($10,000), the Purchase Price shall be reduced in accordance with Section 2.1 above.

     4.32 Full Disclosure. This Agreement and the Schedules hereto and all other documents and information furnished to Buyer and its respective representatives by Seller pursuant hereto do not and will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements made and to be made herein and therein not misleading.

                   V. REPRESENTATIONS AND WARRANTIES OF BUYER

     As of the date hereof and as of the Closing Date, Buyer represents and warrants to Seller that the following facts and circumstances are and, except as contemplated hereby, at all times up to the Closing Date will be true and correct, and hereby acknowledges that such facts and circumstances constitute the basis upon which Seller have been induced to enter into and perform its obligations under this Agreement:

     5.1 Corporate Capacity. Buyer is a non-profit corporation duly organized, validly existing and in good standing under the laws of the State of Texas. Buyer has requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to conduct its business as now being conducted.

     5.2 Noncontravention. The execution, delivery and performance of this Agreement by Buyer and the consummation of the transactions contemplated hereby:

        5.2.1 are within the power of Buyer, does not contravene the terms of the Articles of Incorporation or Bylaws of Buyer and have been approved by all requisite corporate action;

        5.2.2 except for matters pertaining to the licensure of the Surgery Center or any of its Assets by appropriate State agencies, does not require any approval or consent of, or filing with, any governmental agency or authority bearing on the validity of this Agreement that is required by law or the regulations of any such agency or authority;

        5.2.3  will  neither   conflict  with,  nor  result  in  any  breach  or
contravention of, or the creation of any lien under, any indenture, agreement, lease, instrument or understanding to which Buyer is a party or by which Buyer is bound;

        5.2.4 will not violate any statute, law, rule or regulation of any governmental authority to which Buyer may be subject and that would affect Buyer's ability to consummate the transactions described herein; and

        5.2.5 will not violate any judgment of any court or governmental authority to which Buyer may be subject and that would affect Buyer's ability to consummate the transactions described herein.

     5.3 Binding Effect. This Agreement and all other agreements to which Buyer will become a party hereunder are and will constitute the valid and legally binding obligation of Buyer and are and will be enforceable against Buyer in accordance with the respective terms hereof and thereof, except as enforceability against Buyer may be restricted, limited or delayed by applicable bankruptcy, insolvency or other laws affecting creditors' rights and debtors' relief generally and except as enforceability may be subject to general principles of equity.

     5.4 Brokers and Finders Fees. Buyer has no liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement for which Seller could become liable or obligated.

                            VI. COVENANTS OF SELLER

     6.1 Full Access. Between the date of this Agreement and the Closing Date, Seller will permit representatives of Buyer to have full and complete access to and the right to inspect all premises, properties, books and records of Seller and the Surgery Center, and will furnish Buyer with such additional financial and operating data and other information as to the business and properties of Seller and the Surgery Center as Buyer may from time to time reasonably request without regard to where such information may be located. Seller will furnish to Buyer's officers, directors, employees, agents, counsel, accountants, financial advisors, consultants and other representatives full access, upon reasonable prior notice and during normal business hours, to the officers, employees and agents of Seller who have responsibility for the operations of the Surgery Center. Buyer's right of access and inspection shall be made in such a manner as not to unreasonably interfere with the operations of the Surgery Center or Seller.

     6.2 Preservation of Operations. From the date hereof until the Closing Date, Seller will:

        6.2.1 carry on its business in substantially the same manner as its has heretofore and not make any material changes in personnel, operations, finance, accounting policies or real or personal property of the Surgery Center;

        6.2.2 maintains the Assets and all parts thereof in as good working order and condition as at present, ordinary wear and tear excepted, and make all customary and planned capital expenditures;

        6.2.3 perform all of its obligations under agreements relating to or affecting the Surgery Center;

        6.2.4 take all actions necessary and appropriate to render title to the Assets free and clear of all liens, security agreements, claims, charges and encumbrances and to obtain appropriate releases, bills of sale, consents, estoppels and other instruments as Buyer may reasonably request;

        6.2.5 keep in full force and effect present insurance policies or other comparable insurance;

        6.2.6 take all actions necessary or appropriate to cure any deficiencies cited by the Texas Department of State Health Services, the Programs or AAAHC in the most recent surveys conducted by each and timely implement a plan of correction that is acceptable to the Texas Department of State Health Services, the Programs and AAAHC;

        6.2.7 maintain and preserve its business organization intact, retain its present employees and maintain its relationships with physicians, suppliers, customers and others having business relations with Seller, and take such actions as are necessary to cause the smooth, efficient and successful transition of such business operations and employee and other relations to Buyer as of Closing; and

        6.2.8 permit and allow reasonable access by Buyer to make offers of post-Closing employment to all of Seller's personnel, which personnel shall be allowed to accept such offers without penalty, competing offer or interference, and to establish relationships with physicians and others having business relations with Seller.

     6.3 Negative Covenants. Seller, in respect of the Surgery Center, will not without the prior written consent of Buyer (which shall not be unreasonably withheld):

        6.3.1 enter into any contract or commitment, or amend, terminate or fail to renew any Contract or Permit, or incur or agree to incur any liability, except in the ordinary and regular course of the business of Seller consistent with past practices on commercially reasonable terms and in no event greater than Five Thousand Dollars ($5,000.00) per item or which is not terminable without cause or penalty within ninety (90) days following Closing and does not involve a financial obligation in excess of Five Thousand Dollars ($5,000.00);

        6.3.2 make offers of post-Closing employment to any employees of Seller at the Surgery Center for employment with Seller or any of its affiliates for periods subsequent to Closing, other than those employees who are not offered or do not accept offers of post-Closing employment from Buyer;

        6.3.3 increase compensation payable or to become payable or make a bonus payment to or otherwise enter into one (1) or more bonus agreements with any employee or agent, except in the ordinary and regular course of the business of Seller;

        6.3.4 create, assume or permit to exist any new and material mortgage, pledge or other lien or encumbrance upon any of the Assets;

        6.3.5 sell, assign or otherwise transfer or dispose property, plant or equipment (other than supplies), except in the ordinary and regular course of the business of Seller with comparable replacement thereof; or

        6.3.6 take any action outside the ordinary and regular course of the business of Seller.

     6.4 Notices and Consents. Between the date of this Agreement and the Closing Date, Seller will (i) give any notices to third parties and use commercially reasonable efforts to obtain any third party consents that Buyer may reasonably request; (ii) use commercially reasonable efforts to obtain, as promptly as practicable, all approvals, authorizations and clearances of governmental and regulatory authorities required of Seller to consummate the transactions set forth herein; (iii) provide such other notices, information and communications to governmental and regulatory authorities as Buyer or such authorities may reasonably request; and (iv) cooperate with Buyer in obtaining, as soon as practicable, all approvals, authorizations and clearances of governmental and regulatory authorities required of Buyer to consummate the transactions set forth herein and to operate the Surgery Center.

     6.5 Additional Financial Information. Concurrently with the execution of this Agreement, Seller shall deliver to Buyer true and complete copies of Seller's unaudited balance sheets and related unaudited income statements for the month of December, 2005. Additionally, within twenty (20) days following the end of each calendar month prior to the Closing Date, Seller will deliver to Buyer true and complete copies of Seller's unaudited balance sheets and the related unaudited income statements and statements of cash flows of Seller for each such month, together with a year-to-date compilation and notes, if any, related thereto, all of which shall be true, correct and complete in all material respects, shall have been prepared from and in accordance with the books and records of Seller and shall fairly present the financial position, results of operations and cash flows of Seller as of the date and for the period indicated, all in accordance with GAAP consistently applied.

     6.6 No-Shop Clause. From and after the date of the execution and delivery of this Agreement by Seller until the earlier of Closing or the termination of this Agreement, Seller shall not (and will not permit any affiliate thereof or any other Person acting for or on behalf of Seller or any affiliate thereof), without the prior written consent of Buyer: (i) offer for sale or lease the Assets (or any material portion thereof), or any ownership interest of any entity owning the Surgery Center; (ii) solicit offers to buy or lease all or any material portion of the Assets or any ownership interest of any entity owning the Surgery Center; (iii) hold discussions with any party (other than Buyer) looking toward such an offer or solicitation or looking toward a merger or consolidation of any entity owning the Surgery Center; (iv) enter into any agreement with any party (other than Buyer) with respect to the lease, sale or other disposition of the Assets (or any material portion thereof) or any ownership interest in any entity owning the Surgery Center or with respect to any merger, consolidation or similar transaction involving any entity owning the Surgery Center; or (v) furnish or cause to be furnished any information with respect to the Assets to any Person that Seller or any affiliate thereof or Person acting for or on their behalf knows or has reason to believe is in the process of considering any such acquisition, merger, consolidation, combination or reorganization. If Seller or any affiliate thereof or Person acting for or on their behalf receives from any Person (other than from Buyer or a representative thereof) any offer, inquiry or informational request referred to above, Seller will promptly advise such Person, by written notice, of the terms of this
Section 6.6 and will promptly advise Buyer of such offer, inquiry or request and deliver a copy of such notice to Buyer together with a copy of all documents that constitute, relate or refer to any and all responses to such offer, inquiry or request.

     6.7 Interim Operating Reporting. During the period from the date of this Agreement to the Closing, Seller shall confer on a regular and frequent basis with one (1) or more representatives of Buyer to report material operational matters in respect of the Surgery Center and to report the general status of on-going operations. Seller shall notify Buyer in writing of any material adverse change in the financial position or earnings of the Surgery Center after the date hereof and prior to the Closing and any unexpected emergency or other unanticipated change in the Surgery Center and of any governmental complaints, investigations or hearings or adjudicatory proceedings (or communications indicating that the same may be contemplated) or of any other such matter and shall keep Buyer fully informed of such events and permit its representatives to participate in all discussions relating thereto.

     6.8 Closing Conditions. Seller will use commercially reasonable efforts to take all action and to do all things necessary, proper and advisable in order to cause the conditions specified in Articles VIII and IX hereof over which Seller has control to be satisfied as soon as reasonably practicable, but in all events before the Closing Date.

     6.9 Further Acts and Assurances. Seller shall, at any time and from time to time at and after the Closing, upon request of Buyer, take any and all steps necessary to place Buyer in possession and operating control of the Assets and the business or businesses to be transferred hereunder and will do, execute, acknowledge and deliver, or will cause to be done, executed, acknowledged and delivered, all such further acts, assignments, transfers, conveyances, powers of attorney and assurances as may be required or requested to more effectively transfer and assign to Buyer, or to its successors or assigns, or to reduce to possession, any or all of the Assets and to carry out the purposes and intent of this Agreement.

     6.10 Supplemental Reporting Endorsement. Seller will obtain a supplemental insurance policy providing for extended reporting periods for claims made after Closing in respect of events occurring prior to or as of Closing, in form and substance acceptable to Buyer and naming Buyer as a named insured, to insure against professional and general liabilities of Seller relating to all periods prior to the Closing and to have the effect of converting such prior liability insurance into occurrence coverage, the cost thereof to be paid for by Seller. The minimum coverage under such "tail end" insurance shall be $1,000,000 per occurrence and $3,000,000 in the aggregate.

     6.11 Termination of Supplier Status. Seller shall affirmatively terminate its status as a participant and supplier in the Medicare program effective as of the Effective Time. To this end and within three (3) days after Closing, Seller shall deliver correspondence, in form and substance reasonably satisfactory to Buyer, to the Centers for Medicare and Medicaid Services - Dallas Region notifying the Centers for Medicare and Medicaid Services of the voluntary termination of Seller's status as a participant and supplier in the Medicare program effective as of the Effective Time. This Section shall not limit Seller's ability to make any other filings or notify any other entities that Seller deems appropriate in connection with the termination of its status as a supplier in the Medicare program.

                            VII. COVENANTS OF BUYER

     7.1 Notices and Consents. Between the date of this Agreement and the Closing Date, Buyer will (i) use commercially reasonable efforts to obtain, as promptly as practicable, all approvals, authorizations and clearances of governmental and regulatory authorities required of Buyer to consummate the transactions set forth herein and to operate the Surgery Center; (ii) provide such other notices, information and communications to governmental and regulatory authorities as Seller or such authorities may reasonably request; and
(iii) cooperate with Seller in obtaining, as soon as practicable, all approvals, authorizations and clearances of governmental and regulatory authorities required of Seller to consummate the transactions set forth herein.

     7.2 Closing Conditions. Between the date hereof and the Closing Date, Buyer will use commercially reasonable efforts to cause the conditions specified in Articles VIII and IX hereof over which Buyer has control to be satisfied as soon as reasonably practicable, but in all events before the Closing Date.

               VIII. CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER

     Notwithstanding anything herein to the contrary, the obligations of Buyer to consummate the transactions described herein are subject to the fulfillment, on or prior to the Closing Date, of the following conditions precedent unless (but only to the extent) waived in writing by Buyer at Closing:

     8.1 Representations and Warranties/Covenants. The representations and warranties of Seller contained in this Agreement shall be true when made and, on and as of the Closing Date as though such representations and warranties had been made on and as of such Closing Date. Each and all of the terms, covenants and conditions of this Agreement to be complied with or performed by Seller on or before the Closing Date pursuant to the terms hereof shall have been duly complied with and performed.

     8.2 Pre-Closing Confirmations. Buyer shall have:

        8.2.1 received all approvals of governmental and regulatory authorities whose approval is required to complete the transactions herein contemplated;

        8.2.2 obtained reasonable assurances from all applicable licensure agencies that upon Closing all licenses required by law to operate the Surgery Center under Buyer's hospital license will be obtained;

        8.2.3 obtained reasonable assurances that the Medicare and Medicaid certification and enrollment of Buyer's hospital will be expanded to include Buyer's operation of the Surgery Center; and

        8.2.4 obtained such other consents and approvals as may be legally or contractually required for the consummation of the transactions described herein.

     8.3 Action/Proceeding. No action or proceeding before a court or any other governmental agency or body shall have been instituted or threatened to restrain or prohibit the transactions herein contemplated, and no governmental agency or body shall have taken any other action or made any request of any party hereto as a result of which Buyer reasonably and in good faith deems it inadvisable to proceed with the transactions hereunder.

     8.4 Vesting/Recordation. Seller shall have furnished to Buyer in form reasonably acceptable to Buyer assignments of lease, bills of sale and assignments or other instruments of transfer necessary or appropriate to transfer to and effectively vest in Buyer all of Seller's right, title and interest in and to the Assets, in proper statutory form for recording if such recording is necessary or appropriate.

     8.5 Adverse Change. No material adverse change in the results of operations, financial condition or business of Seller or the Surgery Center (or the prospects for the continuation thereof) shall have occurred, and Seller shall not have suffered any material change, loss or damage to the Surgery Center, whether or not covered by insurance.

     8.6 Extraordinary Liabilities/Obligations. Seller shall not have incurred any liability or obligation outside its ordinary and regular course of business since the date hereof. Seller shall not (i) be in receivership or dissolution,
(ii) have made any assignment for the benefit of creditors, (iii) admitted in writing its inability to pay its debts as they mature, (iv) have been adjudicated as bankrupt or (v) have filed a petition in voluntary bankruptcy, a petition or answer seeking reorganization, or an arrangement with creditors under the federal bankruptcy law or any other similar law or statute of the United States or any state, nor shall any such petition have been filed against Seller.

     8.7 Consents. All material consents, waivers and estoppels of third parties that are reasonably necessary, in the opinion of Buyer or Buyer's counsel, to effectively complete the transactions herein contemplated shall have been obtained and will be in form and substance reasonably satisfactory to Buyer.

     8.8 Recent Agreements and Commitments. Seller shall have delivered to Buyer an accurate list and substantially complete description (Schedule 8.8) of all contracts and commitments relating to the Surgery Center entered into by Seller between the date hereof and the Closing Date.

     8.9 Lease Agreement. Buyer shall have entered into a Lease Agreement with Landlord at a fair market rental rate as determined by an independent appraiser and on terms mutually acceptable to Buyer and Landlord.

     8.10 Environmental Report. An environmental engineering firm acceptable to Buyer shall have delivered to Buyer a Phase I Environmental Site Assessment with respect to the Surgery Center and the Leased Premises, and the scope, findings and conclusions of such report shall be satisfactory to Buyer. All costs and expenses associated with the Phase I Site Assessment shall be borne by Seller.

     8.11 Release of Liens/Bills of Sales. The lessors under the capitalized leases described on Schedule 3.2.6 shall have delivered to Buyer, or made arrangement satisfactory to Buyer for the delivery of, releases of all liens and security interests held by such lessors and bills of sale transferring title to the leased equipment to Buyer.

     8.12 Closing Documents. Seller shall have executed or delivered to Buyer all of the documents, agreements and certificates required to be executed or delivered by Seller or its General Partner pursuant to any term or provision of this Agreement.

     8.13 Wages and Salaries. Seller shall have paid or made arrangements satisfactory to Buyer for the payment of all wages, salaries and associated taxes accrued to all employees of Seller as of Closing. Seller shall be responsible for wage information reports (Form W-2 reports) for wages paid to its employees.

     8.14 Tail Insurance. Seller shall have purchased the supplemental insurance policy in accordance with Section 6.10 hereof and provided Buyer with evidence that such insurance is in place as of Closing.

     8.15 Non-Competition Agreements. Seller shall have delivered to Buyer fully executed Non-Competition Agreements from each Seller Entity (as hereinafter defined) listed on Schedule 10.9.1.

     8.16 Minimum Annual Earnings of Seller. Buyer shall have determined to its satisfaction that Seller's annual earnings, for the twelve (12) month period prior to Closing, before depreciation, interest, taxes and amortization and the management fee paid to the general partner of Seller is at least Eight Hundred Thousand and No/100 Dollars ($800,000).

               IX. CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER

     Notwithstanding anything herein to the contrary, the obligations of Seller to consummate the transactions described herein are, subject to the fulfillment, on or prior to the Closing Date, of the following conditions precedent unless (but only to the extent) waived in writing by Seller at Closing:

     9.1 Representations and Warranties/Covenants. The representations and warranties of Buyer contained in this Agreement shall be true when made and as of the Closing Date as though such representations and warranties had been made on and as of such Closing Date. Each and all of the terms, covenants and conditions of this Agreement to be complied with or performed by Buyer on or before the Closing Date pursuant to the terms hereof shall have been duly complied with and performed.

     9.2 Action/Proceeding. No action or proceeding before a court or any other governmental agency or body shall have been instituted or threatened to restrain or prohibit the transaction herein contemplated, and no governmental agency or body shall have taken any other action or made any request of any party hereto as a result of which Seller reasonably and in good faith deems it inadvisable to proceed with the transactions hereunder.

     9.3 The Purchase Price/Closing Documents. Buyer shall have paid the portion of the Purchase Price, subject to adjustments, that is due at Closing, and shall have executed and delivered to Seller all of the documents, agreements and certificates required to be executed or delivered by Buyer pursuant to any terms or provision of this Agreement.

                            X. ADDITIONAL AGREEMENTS

     10.1 Employees.

        10.1.1 As of the Closing Date, Seller shall terminate all employees of Seller or any affiliate thereof at the Surgery Center, and, as of the Closing Date and in order to assure continuity of patient care at the Surgery Center, Buyer shall offer employment to substantially all employees of Seller or any of its affiliates who are engaged exclusively in the operation of the Surgery Center immediately prior to the Closing, reserving the right to not hire any individual employee consistent with the policies of Buyer. The term "Employee" (the "Employee") as used in this Agreement shall mean all employees of Seller or any affiliate thereof who accept employment offered by Buyer pursuant to this
Section 10.1.1 as of the Closing Date.

        10.1.2 Notwithstanding any other provision of this Agreement to the contrary, effective as of the Closing Date, Seller shall (i) retain or assume each Employee Benefit Plan and each related contract and trust ("Seller Employee Benefit Plan") and all associated assets, liabilities, and obligations, and Buyer shall not assume or be liable for any of the obligations or liabilities under any Seller Employee Benefit Plan, (ii) make or cause to be made on behalf of all the Employees all contributions due to be made under each Seller Employee Benefit Plan for all periods prior to the Closing Date, and (iii) cause all Employees to be 100% vested in their accrued benefits under each Seller Employee Benefit Plan that is intended to be qualified within the meaning of section 401(a) of the Code. Additionally, Seller, at its sole cost and expense, shall take such actions as are necessary to make, or cause each Seller Employee Benefit Plan to make, appropriate distributions to Employees in accordance with such Seller Employee Benefit Plan and applicable law.

        10.1.3 Seller shall timely perform, or shall cause to be timely performed, all obligations under the continuation of coverage provisions described in Section 4980B of the Code and Sections 601 through 608 of ERISA and any similar continuation of health coverage provisions under applicable state law ("COBRA coverage") with respect to all employees, independent contractors, and directors who were employed by, or performed services for, Seller at any time prior to the Closing Date (and their respective dependents). Buyer shall not be obligated to offer or provide health coverage, or continued health coverage, to any individual who became entitled to COBRA coverage under any Seller Employee Benefit Plan by virtue of any event occurring on or prior to the Closing Date.

     10.2 Termination Prior to Closing. Notwithstanding anything herein to the contrary, this Agreement may be terminated at any time: (i) on or prior to the Closing Date by mutual consent of Buyer and Seller; (ii) on or prior to the Closing Date by Buyer if there has been a material and adverse change in the financial condition or prospects for future results of operations of the Surgery Center since the date hereof; (iii) on the Closing Date by Buyer if any of the conditions specified in Article VIII of this Agreement have not been satisfied and satisfaction of such condition shall not have been waived by Buyer; (iv) on the Closing Date by Seller if any of the conditions specified in Article IX of this Agreement have not been satisfied and satisfaction of such condition shall not have been waived by Seller; and (v) by Buyer or Seller if the Closing shall not have taken place on or before 11:59 p.m. on March 31, 2006 (which date may be extended by mutual agreement of Buyer and Seller), unless the party desiring to terminate as above provided is in default hereunder.

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


     If this Agreement is validly terminated pursuant to this Section 10.2, this Agreement (other than Sections 12.4 and 12.16) will immediately become null and void, and there will be no liability or obligation on the part of the parties (or any of their respective officers, directors, partners, employees, agents or other representatives or affiliates); provided, however, that if this Agreement is terminated due to the breach of one of the parties to this Agreement then such breaching party shall remain liable to the non-breaching party for such breach existing at the time of such termination and such non-breaching party may seek any remedies, including damages and attorneys fees, against the breaching party with respect to such breach as are provided in this Agreement or as are otherwise available at law or in equity.

     10.3 Cooperation on Tax Matters. Following the Closing, the parties shall cooperate fully with each other and shall make available to the other, as reasonably requested and at the expense of the requesting party, and to any taxing authority, all information, records or documents relating to tax liabilities or potential tax liabilities of such parties for all periods on or prior to the Closing, and shall preserve all such information, records and documents (to the extent a part of the Assets delivered by Seller at Closing) at least until the expiration of any applicable statute of limitations or extensions thereof.

     10.4 Misdirected Payments, Etc. Seller and Buyer covenant and agree to remit, with reasonable promptness, to the other any payments received, which payments are or have become the property of the other pursuant to the terms of this Agreement. In addition, and without limitation, in the event of a determination by any governmental or third-party payor that payments to Seller resulted in an overpayment or other determination that funds previously paid by any program or plan to Seller should be recovered or repaid to such program or plan, Seller shall be responsible for repayment of said monies (or defense of such actions). In the event that, following Closing, Buyer suffers any offsets against reimbursement under any third-party payor or reimbursement programs due to Buyer, relating to amounts owing under any such programs by Seller or any of its affiliates, Seller shall immediately upon demand from Buyer pay to Buyer the amounts so billed or offset.

     10.5 Guarantees.

        10.5.1 Orion HealthCorp, Inc., the ultimate parent entity of the General Partner of Seller, shall execute and deliver a Guaranty, substantially in the form of Exhibit C hereto (the "Guaranty"), contemporaneously with Seller's execution and delivery of this Agreement, pursuant to which Orion HealthCorp, Inc., shall unconditionally guaranty Seller's performance under this Agreement.

        10.5.2 The Methodist Hospital, the sole member of Buyer, shall execute and deliver a Guaranty, substantially in the form of Exhibit D hereto (the "Methodist Guaranty"), contemporaneously with Buyer's execution and delivery of this Agreement, pursuant to which The Methodist Hospital shall unconditionally guaranty Buyer's performance under this Agreement.

     10.6 Seller's Tax Returns. Seller shall prepare and file on a timely basis (or seek appropriate extensions as permitted) all returns required to be filed by Seller relating to the Surgery Center or the Assets by any federal, state or local taxing authority with respect to all periods through and including the Closing Date and shall timely remit any taxes reflected to be due and payable on such returns.

     10.7 Tax and Medicare Advice/Reliance. Neither of the parties (nor such parties' counsel or accountants) has made or is making any representations to any other party (nor such party's counsel or accountant) concerning any of the tax or Medicare effects of the transactions provided for in this Agreement. Each party hereto represents that it has obtained, or may obtain, independent tax and Medicare advice with respect thereto and upon which it, if so obtained, has solely relied.

     10.8 Press Releases. Seller and Buyer will obtain the approval of the other party before issuing or making any reports, statements or releases to the public with respect to this Agreement or the transactions contemplated hereby. If either party hereto is unable to obtain the approval of its public report, statement or release from the other party and such report, statement or release is, in the opinion of legal counsel to such party, required by law in order to discharge such party's disclosure obligations, then the party may make or issue the legally required report, statement, or release and promptly furnish the other party with a copy thereof.

     10.9 Non-Competition Agreement.

        10.9.1 Seller recognizes that (i) Buyer's entering into this Agreement is induced primarily because of the covenants and assurances made by Seller hereunder, (ii) the covenant not to compete of Seller, the General Partner of Seller, the equity holders of Seller (including, without limitation, the Class A Limited Partners of Seller and the equity owners of any entities that are Class A Limited Partners of Seller), and their respective affiliates as listed on
Schedule 10.9.1 (collectively, the "Seller Entities") is necessary to insure the continuation of the business of Buyer in respect of the Surgery Center subsequent to Closing, and (iii) irreparable harm and damage will be done to Buyer in the event that any of the Seller Entities competes with Buyer within the area or areas specified in this Section 10.9. Therefore, in consideration of the premises and as a necessary inducement for Buyer to enter into this Agreement and consummate the transactions set forth herein, each of the Seller Entities agrees that for a period of five (5) years from and after the Closing Date, none of the Seller Entities shall, directly or indirectly, in any capacity develop, own any interest in, manage, operate, control, participate in the development, management or control of, be employed by, provide consulting services to, lend money to or maintain or continue any interest whatsoever (financial or otherwise) in any entity that owns, operates, manages, intends to develop or begins the development of any general acute care hospital, specialty hospital, specialty outpatient facility, ambulatory or other type of surgery center, imaging center, cardiac catheterization center, or any business that provides health care of a kind now provided by the Surgery Center that is located within a twenty (20) mile radius of the Surgery Center.

        10.9.2 The parties hereto acknowledge and agree that any remedy at law for any breach of the provisions of this Section 10.9 would be inadequate, and the Seller Entities hereby consent to the granting by any court of competent jurisdiction of an injunction or other equitable relief restraining any breach or threatened breach hereof, without the necessity of posting a bond, cash or otherwise, and without the necessity of actual monetary loss being proved or Buyer's establishing the inadequacy of any remedy at law. To the extent that a court of competent jurisdiction determines that this Section 10.9 is illegal, invalid or unenforceable in any respect, the illegal, invalid or unenforceable provision shall be reformed in accordance with Section 12.12 hereof. Such injunctive relief shall be in addition to any other remedies that may be available to Buyer.

        10.9.3 As of Closing  each of the  Seller  Entities  listed on  Schedule
10.9.1 shall execute and deliver to Buyer a Non-Competition Agreement in substantially the form of Exhibit B hereto. If any Seller Entity does not execute and deliver its Non-Competition Agreement to Buyer as of Closing, such Seller Entity shall not receive its portion of the Purchase Price that is allocated to such Seller's Non-Competition Agreement ("Non-Competition Amount") on the Closing Date. If such Seller Entity executes and delivers its Non-Competition Agreement to Buyer within thirty (30) days after the Closing Date, such Seller Entity shall receive its Non-Competition Amount upon execution and delivery of the Non-Competition Agreement to Buyer. If such Seller Entity does not execute and deliver its Non-Competition Agreement to Buyer within thirty (30) days after the Closing Date, such Seller Entity shall not be entitled to receive its Non-Competition Amount at any time, and Buyer shall have the right to retain the Non-Competition Amount.

        10.9.4 Nothing in this Section 10.9 shall prevent any physician that is a Seller Entity from engaging in the practice of medicine or admitting patients to any healthcare facility.

        10.9.5 Nothing in this Section 10.9 shall prevent Orion HealthCorp, Inc., from providing billing and collection services on behalf of health care providers.

     10.10 Casualty. If any part of the Assets is damaged, lost or destroyed (whether by fire, theft, vandalism or other cause or casualty) in whole or in part prior to Closing, and the fair market value of such damage, loss or destruction is less than Two Million and No/100 Dollars ($2,000,000.00), Seller shall transfer the proceeds (or the right to the proceeds) of applicable insurance to Buyer at Closing, Buyer may replace or restore the damaged, lost or destroyed property, and Seller shall pay Buyer an amount equal to the amount by which all costs and expenses incurred by Buyer in replacing or restoring the damaged, lost or destroyed property exceeds the amount of insurance proceeds transferred to Buyer. If any part of the Assets is damaged, lost or destroyed (whether by fire, theft, vandalism or other cause or casualty) in whole or in part prior to Closing, and either the fair market value of such damage, loss or destruction is greater than Two Million and No/100 Dollars ($2,000,000.00), or the building housing the Surgery Center has suffered material damage, Buyer may, at its option, either (i) require Seller to transfer the proceeds (or the right to the proceeds) of applicable insurance to Buyer at Closing, and Buyer may restore or replace the damaged, lost or destroyed property, (ii) terminate this Agreement in its entirety, or (iii) reduce the Purchase Price by the fair market value of the Assets damaged, lost or destroyed, such value to be determined as of the date immediately prior to such damage, loss or destruction or, as the case may be, by the estimated cost to replace or restore the damaged, lost or destroyed Assets. The reduction in the Purchase Price shall be determined by an MAI appraiser to be mutually selected and paid equally by Seller and Buyer.

     10.11 Payment Direction. As of Closing, Seller shall instruct Buyer in writing to pay the amount set forth in Section 2.1(i) herein to Seller at Closing, and to pay the amounts set forth in Section 2.1(ii) directly to the partners of Seller that are entitled to receive such amounts (in the amounts and to the partners as are specified in such written instructions) on the anniversary dates of Closing as set forth in Section 2.1 herein. Seller shall provide Buyer with evidence that Seller has taken all partnership action necessary to authorize and permit Buyer to distribute the Purchase Price pursuant to the written instructions of Seller.

     10.12 Collection Services. As of Closing, Buyer shall, on behalf of and for the account of Seller, provide collection services for claims submitted to payors and/or patients for services provided by Seller to Seller's patients prior to Closing ("Patient Services"). Any amounts collected by Buyer shall be deposited into an account designated by Seller ("Seller's Account"). Upon receipt by Buyer of any funds from patients or third party payors, Buyer shall immediately deposit same into Seller's Account. Buyer makes no guaranty and gives no assurances as to the amount of funds that will be collected for Patient Services. Buyer is not obligated to make any extraordinary efforts to collect such funds. Buyer shall, at the written direction of Seller, assist Seller with processing Seller's payables when due, but Buyer shall have no liability with respect to payments made on behalf of Seller, nor shall Buyer be expected to provide any additional funds to Seller's Account in the case of any deficiency. As payment for Buyer's services under this Section 10.12, Seller shall pay Buyer an amount equal to six percent (6%) of collections by Buyer for Patient Services ("Collections Fee"). Buyer shall have the right to pay itself the Collections Fee directly from Seller's Account at the end of every month. Buyer shall provide Seller with an accounting of such payments within ten (10) days after the end of every month for so long as Buyer provides collection services under this Section 10.12. Buyer and Seller agree that Buyer does not make any representations or guarantees with respect to amounts to be collected pursuant to this Section 10.12, and Seller hereby presently, generally, fully, finally, and forever releases, acquits, and discharges Buyer from any actions arising out of or in connection with Buyer's obligations or actions under this Section
10.12. Seller agrees to provide Buyer with all information, records or documents necessary for Buyer to meet its obligations under this Section 10.12. Seller or Buyer may terminate the services to be provided by Buyer under this Section
10.12 upon written notice to the other party provided such termination does not occur within one hundred twenty (120) days after the Closing. Buyer shall reconcile Seller's Account as of one hundred twenty (120) days after the Closing and distribute any remaining funds in Seller's Account to the partners of the Seller in accordance with their respective percentage interest in the Seller. Upon termination of the arrangement set forth in this Section 10.12, Buyer shall deliver any documentation that it holds with respect to uncollected amounts to Orion HealthCorp, Inc., the ultimate parent entity of the General Partner of Seller.

                              XI. INDEMNIFICATION

     11.1 Indemnification by Seller. Subject to and to the extent provided in this Article XI, Seller shall indemnify and hold harmless Buyer and its subsidiaries, affiliates, officers, directors, employees, agents, successors and assigns (collectively, the "Buyer's Indemnified Persons") from and against any damages, claims, costs, losses (which shall include diminution in value), liabilities, expenses or obligations (including, without limitation, interest, penalties, costs of preparation and investigation, reasonable attorneys', accountants' and other professional advisors' fees and associated expenses) (collectively, "Losses") incurred or suffered by Buyer's Indemnified Persons, directly or indirectly, as a result of or arising from:

        11.1.1 any inaccuracy in any respect in any representation or warranty of Seller, whether or not Buyer's Indemnified Persons relied thereon or had knowledge thereof, set forth in this Agreement, any Schedule hereto or any certificate or other agreement or document delivered or to be delivered pursuant thereto;

        11.1.2 the breach or nonfulfillment of any covenant, agreement or other obligation of Seller set forth in this Agreement, any Schedule hereto or any certificate or other agreement or document delivered or to be delivered pursuant hereto;

        11.1.3 the Excluded Liabilities;

        11.1.4 any Environmental Condition relevant to the operations of the Surgery Center, existing as of and/or prior to the Closing Date, even if not discovered until after the Closing Date;

        11.1.5 any violation of an Environmental Law with respect to the operations of the Surgery Center, existing as of and/or prior to the Closing Date, even if not discovered until after the Closing Date; and

        11.1.6 any audit or investigation by representatives of the Medicare or Medicaid programs, or any third-party payor or federal or state agencies concerning the operation of the Surgery Center prior to the Closing Date or any assessments, adjustments or offsets made against the Assets or any part of the Surgery Center as a consequence of any such audit or investigation.

     11.2 Indemnification by Buyer. Subject to and to the extent provided in this Article XI, Buyer shall indemnify and hold harmless Seller and any affiliate thereof and assigns (collectively, the "Seller's Indemnified Persons") from and against any Losses incurred or suffered by Seller's Indemnified Persons, directly or indirectly, as a result of or arising from:

        11.2.1 any inaccuracy in any respect in any representation or warranty of Buyer, whether or not Seller's Indemnified Persons relied thereon or had knowledge thereof, set forth in this Agreement, any Schedule hereto or any certificate or other document or agreement delivered or to be delivered pursuant thereto;

        11.2.2 the breach or nonfulfillment of any covenant, agreement or other obligation of Buyer set forth in this Agreement, any Schedule hereto or any certificate or other agreement or document delivered or to be delivered pursuant hereto; and

        11.2.3 the Assumed Liabilities.

     11.3 Notice and Procedure. All claims for indemnification by any Person against whom claims of indemnification are being asserted (an "Indemnifying Party") under any provision of this Article XI hereof shall be asserted and resolved as follows:

        11.3.1 In the event of any claim or demand for which an Indemnifying Party would be liable for Losses to a Person claiming indemnification (an "Indemnified Party") under any provision of this Article XI is asserted against or sought to be collected from such Indemnified Party by a Person other than Buyer or Seller or any affiliate thereof ("Third Party Claim"), the Indemnified Party shall deliver a Claim Notice with reasonable promptness to the
Indemnifying Party. If the Indemnified Party fails to provide the Indemnifying Party with the Claim Notice required by the preceding sentence within a reasonable period after the Indemnified Party receives notice of such Third Party Claim, the Indemnifying Party will not be obligated to indemnify the Indemnified Party to the extent that the Indemnifying Party's ability to defend has been irreparably prejudiced by such failure of notice by the Indemnified Party. The Indemnifying Party will notify the Indemnified Party within 10 days of receipt of the Claim Notice ("Notice Period") whether the Indemnifying Party desires, at the sole cost and expense of the Indemnifying Party, to defend the Indemnified Party against such Third Party Claim.

        11.3.2 If the Indemnifying Party notifies the Indemnified Party within the Notice Period that the Indemnifying Party desires to defend the Indemnified Party with respect to the Third Party Claim pursuant to this Section 11.3.2, then the Indemnifying Party will have the right to defend, at its sole cost and expense, such Third Party Claim by all appropriate proceedings, which proceedings will be diligently prosecuted by the Indemnifying Party to a final conclusion or will be settled at the discretion of the Indemnifying Party (with the consent of the Indemnified Party, which consent will not be unreasonably withheld). Assumption by the Indemnifying Party of the defense of such Third Party Claim constitutes an admission by the Indemnifying Party that the litigation is one for which the Indemnifying Party is required to indemnify the Indemnified Party under this Article XI. The Indemnifying Party will have full control of such defense and proceedings including any compromise or settlement thereof; provided, however, that the Indemnified Party may, at the sole cost and expense of the Indemnifying Party, file during the Notice Period any motion, answer, or other pleadings that the Indemnified Party may deem necessary or appropriate to protect its interests and that is not irrevocably prejudicial to the Indemnifying Party (it being understood and agreed that, except as provided in this Section 11.3.2, if an Indemnified Party takes any such action that is irrevocably prejudicial and conclusively causes a final adjudication that is materially adverse to the Indemnifying Party, the Indemnifying Party will be relieved of its obligations hereunder with respect to the portion of such Third Party Claim prejudiced by the Indemnified Party's action); and provided further, that if requested by the Indemnifying Party, the Indemnified Party agrees, at the sole cost and expense of the Indemnifying Party, to cooperate with the Indemnifying Party and its counsel in contesting any Third Party Claim that the Indemnifying Party elects to contest, or, if appropriate in the judgment of the Indemnified Party and related to the Third Party Claim in question, in making any counterclaim against the Person asserting the Third Party Claim or any cross-complaint against any Person (other than the Indemnified Party or any of any affiliate thereof). The Indemnified Party may participate in, but not control, any defense or settlement of any Third Party Claim controlled by the Indemnifying Party pursuant to this Section 11.3.2, and except as provided in the preceding sentence, the Indemnified Party will bear its own costs and expenses with respect to such participation. Notwithstanding the foregoing, (i) the Indemnifying Party may not assume the defense if the named parties to the Third Party Claim (including any impleaded parties) include both the Indemnifying Party and any Indemnified Party and representation of both such parties by the same counsel would be inappropriate due to an actual or potential differing interests between them, in which case any Indemnified Party shall have the right to defend the Third Party Claim and to employ counsel at the expense of the Indemnifying Party; (ii) if there is a reasonable probability that a Third Party Claim may materially and adversely affect the Indemnified Party and such damage will either be irreparable, or not compensable by money payments, or if compensable by money damages, such money damages will be difficult or impossible to calculate, the Indemnified Party shall have the right, at its own cost and expense, to defend, compromise and settle such claim; and (iii) the Indemnifying Party shall not, without the written consent of the Indemnified Party, settle or compromise any Third Party Claim or consent to the entry of any judgment that does not include as an unconditional term thereof the giving by the claimant to the Indemnified Party of a release from all liability in respect of such Third Party Claim.

        11.3.3 If the Indemnifying Party fails to notify the Indemnified Party within the Notice Period that the Indemnifying Party desires to defend the Indemnified Party pursuant to this Article XI, or if the Indemnifying Party gives such notice but fails to prosecute diligently or settle the Third Party Claim, or if the Indemnifying Party fails to give any notice whatsoever within the Notice Period, then the Indemnified Party will have the right (but not the obligation) to defend, at the sole cost and expense of the Indemnifying Party, the Third Party Claim by all appropriate proceedings, which proceedings will be promptly and vigorously prosecuted by the Indemnified Party to a final conclusion or will be settled at the discretion of the Indemnified Party. The Indemnified Party will have full control of such defense and proceedings, including any compromise or settlement thereof; provided, however, that if requested by the Indemnified Party, the Indemnifying Party agrees, at the sole cost and expense of the Indemnifying Party, to cooperate with the Indemnified Party and its counsel in contesting any Third Party Claim that the Indemnified Party is contesting, or, if appropriate and relating to the Third Party Claim in question, in making any counterclaim against the Person asserting the Third Party Claim, or any cross-complaint against any Person (other then the Indemnifying Party or any of any affiliate thereof). Notwithstanding the foregoing provisions of this Section 11.3.3, if the Indemnifying Party has notified the Indemnified Party with reasonable promptness that the Indemnifying Party disputes its liability to the Indemnified Party with respect to such Third Party Claim and if such dispute is resolved in favor of the Indemnifying Party, the Indemnifying Party will not be required to bear the costs and expenses of the Indemnified Party's defense pursuant to this Section 11.3.3 or of the Indemnifying Party's participation therein at the Indemnified Party's request, and the Indemnified Party will reimburse the Indemnifying Party in full for all costs and expenses incurred by the Indemnifying Party in connection with such litigation. The Indemnifying Party may participate in, but not control, any defense or settlement controlled by the Indemnified Party pursuant to this
Section 11.3.3, but the Indemnifying Party will bear its own costs and expenses with respect to such participation.

        11.3.4 In the event any Indemnified Party should have a claim against any Indemnifying Party hereunder that does not involve a Third Party Claim being asserted against or sought to be collected from the Indemnified Party, the Indemnified Party shall deliver an Indemnity Notice with reasonable promptness to the Indemnifying Party. The failure by any Indemnified Party to give the notice referred to in the preceding sentence shall not impair such party's rights hereunder except to the extent that an Indemnifying Party demonstrates that it has been irreparably prejudiced thereby.

        11.3.5 If the Indemnifying Party does not notify the Indemnified Party within 10 days following its receipt of a Claim Notice or an Indemnity Notice that the Indemnifying Party disputes its liability to the Indemnified Party hereunder, such claim specified by the Indemnified Party will be conclusively deemed an indemnification liability of the Indemnifying Party hereunder and the Indemnifying Party shall pay the amount of such liability to the Indemnified Party within 30 days following its receipt of a Claim Notice or an Indemnity Notice, or on such later date (i) in the case of a Third Party Claim, as the Indemnified Party suffers Losses in respect of such Third Party Claim, or (ii) in the case of an Indemnity Notice in which the amount of the claim is estimated, promptly after the amount of such claim becomes finally determined. If the Indemnifying Party has timely disputed its liability with respect to such claim, as provided above, the Indemnifying Party and the Indemnified Party agree to proceed in good faith to negotiate a resolution of such dispute within 60 days following receipt of a Claim Notice or an Indemnity Notice. In the event the Indemnified Party is not paid in full for its claim in a timely manner after the Indemnifying Party's obligation to indemnify has been determined in accordance herewith, the Indemnified Party shall have the right, notwithstanding any other rights that it may have against the Indemnifying Party, to set-off the unpaid amount of any such claim against any amounts owed by it to the Indemnifying Party.

        11.3.6 The term "Claim Notice" shall mean written notification of a Third Party Claim by an Indemnified Party to an Indemnifying Party pursuant to this Article XI, enclosing a copy of all papers served, if any, and specifying the nature of and alleged basis for such Third Party Claim and, to the extent then feasible, the alleged amount or the estimated amount of such Third Party Claim.

        11.3.7 The term "Indemnity Notice" shall mean written notification of a claim for indemnity under this Article XI hereof which claim does not involve a Third Party Claim by an Indemnified Party to an Indemnifying Party, specifying the nature of and specific basis for such claim and, to the extent then feasible, the amount or the estimated amount of such claim.

        11.3.8 Any estimated amount of a claim submitted in a Claim Notice or an Indemnity Notice shall not be conclusive of the final amount of such claim.

     11.4 Interest. Any indemnification amount due to the Indemnified Party from the Indemnifying Party that is not paid by the 60th day after the date of the Indemnifying Party's receipt of a Claim Notice or an Indemnity Notice shall bear interest from the date that the Indemnifying Party received the Claim Notice or the Indemnity Notice until paid at a rate equal to the prime rate of interest, as published from time to time in The Wall Street Journal, plus 2%.

     11.5 Right to Offset. To the extent that Buyer has any claim for indemnification against Seller, Buyer shall be entitled to offset and retain any amounts of the Purchase Price that would otherwise be payable to Seller up to the amount of the indemnification claim.

     11.6 Survival of Representations. Notwithstanding any right of either party hereto (whether or not exercised) to investigate the accuracy of the representations and warranties of the other party contained in this Agreement, Seller and Buyer have the right to rely fully upon the representations and warranties of the other contained in this Agreement. Except as provided below, the representations and warranties made by Seller and Buyer in this Agreement or in any Schedule or certificate hereto will survive the Closing for a period of three (3) years. Notwithstanding the foregoing, the representations and warranties of Seller set forth in Sections 4.9, 4.12, 4.13, 4.16, 4.18 and 4.22 hereof shall survive the Closing until ninety (90) days after expiration of the applicable statute of limitations (including all periods of extension, whether automatic or permissive).

                                  XII. GENERAL

     12.1 Schedules. The Schedules and all Exhibits and documents referred to in or attached to this Agreement are integral parts of this Agreement as if fully set forth herein and all statements appearing therein shall be deemed to be representations. To the extent necessary, each Schedule hereto shall be updated by Seller and approved by Buyer prior to Closing. Any other provision herein to the contrary notwithstanding, all Schedules described herein and not delivered at the time of execution of this Agreement or that are incomplete at the time of execution of this Agreement or that are updated subsequent to the execution of this Agreement shall be delivered, completed or updated on or before Closing; and it shall be deemed a condition precedent to the obligations of Buyer hereunder that each such Schedule or update shall meet with Buyer's approval.

     12.2 Consented Assignment. Anything contained herein to the contrary notwithstanding, this Agreement shall not constitute an agreement to assign any claim, right, contract, license, lease, commitment, sales order or purchase order if an attempted assignment thereof without the consent of another party thereto would constitute a breach thereof or in any material way affect the rights of Seller thereunder, or if an attempted assignment would be ineffective or would materially affect Seller's rights thereunder so that Buyer would not in fact receive all such rights. Seller shall cooperate in any reasonable arrangement designed to provide for Buyer the benefits under any such claim, right, contract, license, lease, commitment, sales order or purchase order, including, without limitation, enforcement of any and all rights of Seller against the other party or parties thereto arising out of the breach or cancellation by such other party or otherwise.

     12.3 Consents, Approvals and Discretion. Except as herein expressly provided to the contrary, whenever this Agreement requires any consent or approval to be given by either party or either party must or may exercise discretion, the parties agree that such consent or approval shall not be unreasonably withheld or delayed and such discretion shall be reasonably exercised.

     12.4 Expenses; Legal Fees and Costs.

        12.4.1 Except as otherwise expressly set forth in this Agreement, all expenses of the preparation of this Agreement and of the consummation of the transactions set forth herein, including, without limitation, counsel fees, accounting fees, investment advisor's fees and disbursements, and costs incurred in connection with obtaining regulatory approvals shall be borne by the respective parties incurring such expense, whether or not such transactions are consummated. Notwithstanding the foregoing, (i) Seller shall be responsible for the timely payment of all costs and expenses associated with the Title Policy, the Survey, documentary stamps, transfer taxes, recording fees and similar costs attendant to the consummation of the transactions contemplated herein and the transfer and assignment of the Assets to Buyer and (ii) Buyer shall be responsible for the timely payment of any inspections or environmental surveys that it orders.

        12.4.2 In the event either party elects to incur legal expenses to enforce or interpret any provision of this Agreement by judicial means, the prevailing party will be entitled to recover such legal expenses, including, without limitation, attorneys' fees, costs and necessary disbursements, in addition to any other relief to which such party shall be entitled.

     12.5 Choice of Law. The parties agree that this Agreement shall be governed by and construed in accordance with the laws of the State of Texas without regard to such state's conflicts of laws rules.

     12.6 Arbitration. Except for any claims for injunctive relief, any disagreement, dispute or claim arising out of or relating to this Agreement that cannot be settled by the parties shall be settled by arbitration in accordance with the following provisions:

        12.6.1 Forum. The forum for arbitration shall be Houston, Texas. -----

        12.6.2 Law. The governing law shall be the law of the State of Texas.

        12.6.3 Selection. The number of arbitrators shall be three (3), unless the parties are able to agree on a single arbitrator. In the absence of such agreement, within ten (10) business days after the initiation of an arbitration proceeding, Seller shall select one (1) arbitrator and Buyer shall select one
(1) arbitrator, and those two (2) arbitrators shall then select, within ten (10) business days, a third arbitrator. If those two (2) arbitrators are unable to select a third arbitrator within such ten (10) business day period, a third arbitrator shall be appointed by the commercial panel of the American Arbitration Association. The decision in writing of at least two (2) of the three (3) arbitrators shall be final and binding upon the parties.

        12.6.4  Administration.   The  American  Arbitration  Association  shall
administer the arbitration.

        12.6.5 Rules. The rules of arbitration shall be the Commercial Arbitration Rules of the American Arbitration Association, as modified by any other instructions that the parties may agree upon at the time, except that each party hereto shall have the right to conduct discovery in any manner and to the extent authorized by the federal Rules of Civil Procedure as interpreted by the federal courts in Houston, Texas. The arbitrators shall not modify the terms of this Agreement.

        12.6.6 Award. The award rendered by arbitration shall be final and binding upon the parties, and judgment upon the award may be entered in any court of competent jurisdiction of the United States. The arbitrators shall have authority to award legal fees and associated costs to the party that substantially prevails in any arbitration proceeding.

     12.7 Benefit/Assignment. Subject to provisions herein to the contrary, this Agreement shall inure to the benefit of and be binding upon the parties and their respective legal representatives, successors and permitted assigns; provided, however, that no party hereto may assign this Agreement without the prior written consent of the other party, which consent shall be not unreasonably withheld. Notwithstanding the foregoing, Buyer may assign its rights under this Agreement to one or more of its affiliates.

     12.8 Accounting Date. The transactions contemplated hereby shall be effective for accounting purposes as of 12:00:01 a.m. on the first business day of the calendar month following the Closing Date, unless otherwise agreed in writing by Buyer and Seller.

     12.9 No Third Party Beneficiary. The terms and provisions of this Agreement are intended solely for the benefit of Seller and Buyer and their respective permitted successors or assigns, and it is not the intention of the parties to confer third-party beneficiary rights upon any other person or entity.

     12.10 Waiver of Breach. The waiver by either party hereto of a breach or violation of any provision of this Agreement shall not operate as, or be construed to constitute, a waiver of any subsequent breach of the same or any other provision hereof. All remedies, either under this Agreement, or by law or otherwise afforded, will be cumulative and not alternative.

     12.11 Notices. Any notice, demand or communication required, permitted, or desired to be given hereunder shall be deemed effectively given when personally delivered, when received by telegraphic or other electronic means (including facsimile and telex), when delivered by overnight courier or five (5) days after being deposited in the United States mail, with postage prepaid thereon, certified or registered mail, return receipt requested, addressed as follows:

     If to Seller:                      Orion  HealthCorp, Inc., d/b/a Baytown
                                        SurgiCare, Inc., as general partner
                                        1805 Old Alabama Road, Suite 350
                                        Roswell, Georgia  30076
                                        Attn: President
                                        Facsimile: (678)832-1888

     With simultaneous copy
     (which shall not constitute
     notice) to:                        Strasburger & Price, LLP
                                        1401 McKinney Street, Suite 2200
                                        Houston, Texas  77010-4035
                                        Attn: Stuart Miller
                                        Facsimile: (713) 951-5600

     If to Buyer:                       San Jacinto Methodist Hospital
                                        4401 Garth Road
                                        Baytown, Texas  77521
                                        Attn: President
                                        Facsimile: (281) 420-8852

     With simultaneous copy
     (which shall not constitute
     notice) to:                        The Methodist Hospital
                                        6565 Fannin, Suite D200
                                        Houston, Texas 77030
                                        Attn: Chief Legal Officer
                                        Facsimile: (713) 793-7092

or to such other address or number, and to the attention of such other person or officer, as any party hereto may designate, at any time, in writing in conformity with these notice provisions.

     12.12 Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law, and if the rights or obligations of Seller or Buyer under this Agreement will not be materially and adversely affected thereby, (i) such provision will be fully severable; (ii) this Agreement will be construed and enforced as if the illegal, invalid or unenforceable provision had never comprised a part hereof; (iii) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance here from; and (iv) in lieu of the illegal, invalid or unenforceable provision, there will be added automatically as a part of this agreement a legal, valid and enforceable provision as similar in terms to the illegal, invalid or unenforceable provision as may be possible.

     12.13 Gender and Number. Whenever the context of this Agreement requires, the gender of all words herein shall include the masculine, feminine and neuter, and the number of all words herein shall include the singular and plural.

     12.14 Divisions and Headings. The Table of Contents, the divisions of this Agreement into sections and subsections and the use of captions and headings in connection therewith are solely for convenience and shall have no legal effect in construing the provisions of this Agreement.

     12.15 Time of Essence. Time is of the essence in the performance of this Agreement.

     12.16 Confidentiality. The Confidentiality Agreement dated as of June 15, 2005 (the "Confidentiality Agreement") by and between Seller and Buyer shall remain in effect. It is understood by the parties that the information, documents and instruments delivered to Buyer by Seller or Seller's agents and the information, including, without limitation, this Agreement and all agreements and documents referenced herein or executed and delivered by the parties at Closing, are of a confidential and proprietary nature. Each of the parties agrees that both prior and subsequent to Closing it will maintain the confidentiality of all such confidential information, documents or instruments delivered to it by the other party hereto or its agents in connection with the negotiation of this Agreement or in compliance with the terms, conditions and covenants hereof and only disclose such information, documents and instruments to its duly authorized officers, directors, representatives and agents unless
(i) compelled to disclose by judicial or administrative process (including, without limitation, in connection with obtaining governmental approvals necessary to consummate the transactions contemplated hereby) or by other requirements of law or (ii) disclosed in an action or proceeding brought by a party hereto in pursuit of its rights or in the exercise of its remedies hereunder. Each of the parties further agrees that if the transactions contemplated hereby are not consummated, it will return all such documents and instruments and all copies thereof in its possession to the other party hereto. Each of the parties recognizes that any breach of this Section 12.16 would result in irreparable harm to the other party hereto and any affiliate thereof and that therefore either Buyer or Seller shall be entitled to an injunction to prohibit any such breach or anticipated breach, without the necessity of proving actual damages or posting a bond, cash or otherwise, in addition to all of the other legal and equitable remedies available to it. Nothing in this Section
12.16 shall prohibit the use of such confidential information, documents or information for such governmental filings as in the mutual opinion of Buyer's counsel and Seller's counsel are (i) required by law or governmental regulations or (ii) otherwise appropriate.

     12.17 Drafting. No provision of this Agreement shall be interpreted for or against either party hereto on the basis that such party was the draftsman of such provision, each party having participated equally in the drafting hereof, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

     12.18 Entire Agreement/Amendment. This Agreement supersedes all previous contracts (other than the Confidentiality Agreement), and constitutes the entire agreement of every kind or nature existing between or among the parties in respect of the within subject matter and no party hereto shall be entitled to benefits other than those specified herein. As between the parties, no oral statement or prior written material not specifically incorporated herein shall be of any force and effect. The parties specifically acknowledge that in entering into and executing this Agreement, the parties rely solely upon the representations and agreements contained in this Agreement and the agreements referenced herein, and no others. All prior representations or agreements, whether written or oral, not expressly incorporated herein are superseded unless and until made in writing and signed by all parties. The representations and warranties set forth in this Agreement shall survive the Closing and remain of full force and effect as provided in Section 11.6 hereof, and shall survive the execution and delivery of all other agreements described, referenced or contemplated herein and shall not be merged herewith or therewith. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original and all of which together shall constitute but one and the same instrument. No terms, conditions, warranties, or representations, other than those contained herein and no amendments or modifications hereto, shall be binding unless made in writing and signed by the party to be charged.



                            [Signature page follows]

     IN WITNESS WHEREOF, the parties have caused this Asset Purchase Agreement to be executed in multiple originals by their duly authorized officers, all as of the day and year first above written.




SELLER:                         SAN JACINTO SURGERY CENTER, LTD.


                                By: Orion HealthCorp, Inc., parent company of
                                    Baytown SurgiCare, Inc., its general partner


                                    By: /s/ Terrence L. Bauer
                                        ----------------------------------------
                                        Terrence L. Bauer, CEO







BUYER:                          SAN JACINTO METHODIST HOSPITAL


                                By: /s/ S. Jeffrey Ackerman
                                    --------------------------------------------
                                    S. Jeffrey Ackerman, M.D.
                                    President and CEO